UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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TECHNITROL, INC.

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Notice of Annual Shareholders Meeting

May 15, 2008

Our annual shareholders meeting will be on Thursday, May 15, 2008, at 5:00 P.M. in the Lincoln Memorial Room (2nd Floor) of The Union League of Philadelphia. The Union League is located at 140 South Broad Street, Philadelphia, Pennsylvania. The agenda is to:

1) Elect one director for a three-year term;

2) Approve the Amended and Restated Technitrol, Inc. Board of Directors Stock Plan;

3) Approve the Amended and Restated Restricted Stock Plan II of Technitrol, Inc.; and

4) Transact any other business brought before the meeting.

If you were a shareholder on March 3, 2008, you may vote at the meeting.

By order of the board of directors,

Ann Marie Janus
Secretary

Trevose, Pennsylvania
March 25, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2008.

Our Proxy Statement and 2007 Annual Report are available
on our Web site at http://www.technitrol.com/investors/proxymaterials.htm.

Please Vote — Your vote is important.
Please return the enclosed proxy as soon as possible in the envelope provided.

1210 Northbrook Drive
Suite 470
Trevose, PA 19053
215-942-8400

Proxy Statement
Annual Shareholders Meeting
Thursday, May 15, 2008

Introduction

This proxy statement is distributed on behalf of our board of directors.  We are sending it to you to solicit proxies for voting at our 2008 annual meeting. The meeting will be held in the Lincoln Memorial Room (2nd Floor) of The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania. The meeting is scheduled for Thursday, May 15, 2008, at 5:00 P.M. If necessary, the meeting may be continued at a later time. This proxy statement, the proxy card and a copy of our annual report have been mailed by March 25, 2008 to our shareholders of record as of March 3, 2008. Our annual report includes our financial statements for 2007 and 2006.

The following section includes answers to questions that are frequently asked about the voting process.

Q:  How many votes can I cast?

A: Holders of common stock as of March 3, 2008 are entitled to one vote per share on all items at the annual meeting except in the election of directors, which is by cumulative voting.

Q:  What is cumulative voting?

A: For the election of directors, cumulative voting means that you can multiply the number of votes to which you are entitled by the total number of directors to be elected. You may then cast the whole number of votes among one or more candidates in any proportion. If you want to vote in person and use cumulative voting for electing directors, you must notify the chairman of the annual meeting before voting.

Q:  How do I vote?

A: There are two methods. You may attend the meeting and vote in person or you may complete and mail the proxy card.

Q:  What vote is necessary for action?

A: In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Approval of all other matters requires the affirmative vote of a majority of shares represented in person or by proxy at the annual meeting and entitled to vote.

Q:  How will the proxies be voted?

A: Proxies signed and received in time will be voted in accordance with your directions. If no direction is made, the shares will be voted for the election of the nominated director. Unless you indicate otherwise on the proxy card, Drew A. Moyer and James M. Papada, III, the proxies, will be able to vote cumulatively for the election of directors. If you later wish to revoke your proxy, you may do so by notifying our Secretary in writing prior to the vote at the meeting. If you timely revoke your proxy by notifying our Secretary in writing, you can still vote in person at the meeting.

Q:  What is a quorum?

A: A majority of the outstanding common shares represents a quorum. A quorum of common shares is necessary to hold a valid meeting. Shares represented in person or by proxy at the annual meeting will be counted for quorum purposes. Abstentions are counted as present for establishing a quorum. Broker non-votes are counted as present for establishing a quorum for all matters to be voted upon.

Q:  What are broker non-votes?

A: Broker non-votes are proxies where the broker or nominee does not have discretionary authority to vote shares on the matter. As a result, abstentions and broker non-votes have no effect on the outcome of the vote for the election of directors. They have the same effect as votes against the approval of all other proposals.

Q:  How many shares are outstanding?

A: There are 40,901,161 shares of common stock entitled to vote at the annual meeting. This was the number of shares outstanding on March 3, 2008. There are no other classes of stock outstanding and entitled to vote.

Q:  Who pays for soliciting the proxies?

A: Technitrol will pay the cost of soliciting proxies for the annual meeting, including the cost of preparing, assembling and mailing the notice, proxy card and proxy statement. We may solicit proxies by mail, over the Internet, telephone, facsimile, through brokers and banking institutions, or by our officers and regular employees.

DISCUSSION OF MATTERS FOR VOTING

Item 1 —	Election of Directors

There are three classes of directors on the board of directors. The only difference between each class is when they were elected.

•	C. Mark Melliar-Smith is a Class I director whose term expires in 2008. Mr. Melliar-Smith was nominated for election at this meeting. If elected, his term will expire in 2011. He was recommended to the board by its governance committee on January 23, 2008.

•	Alan E. Barton, John E. Burrows, Jr., and James M. Papada, III, are Class II directors whose terms expire in 2009.

•	David H. Hofmann and Edward M. Mazze are Class III directors whose terms expire in 2010.

Votes on proxy cards will be cast for Mr. Melliar-Smith unless you indicate otherwise on the proxy card. If at the annual meeting another person is nominated for election to the board, the persons designated as proxies may cumulate their votes. Mr. Melliar-Smith is a current director and we do not expect that he will be unable or unwilling to serve as a director. If that occurs, the board may nominate another person in place of him.

The board of directors recommends that you elect C. Mark Melliar-Smith for a term of three years.

Item 2 —	Approval of the Amended and Restated Technitrol, Inc. Board of Directors Stock Plan

You will be requested at the meeting to approve the Amended and Restated Technitrol, Inc. Board of Directors Stock Plan. The Board of Directors Stock Plan was approved by the board and shareholders in 1998 and amended by the board and shareholders in 2005. Under the plan, non-employee directors receive shares of common stock each year as partial compensation for their services on the board of directors. The purpose of the plan is to assist us in attracting and retaining highly qualified persons to serve as directors on the board and to provide such directors an incentive to contribute to the growth and development of our company through equity ownership. The board believes that shares issued under the plan, together with the board’s mandatory stock ownership requirement (described below under the heading “Corporate Governance”), align the interest of each non-employee director with that of our shareholders.

Of the 105,000 shares of common stock available for grant under the plan, 69,719 shares have been issued as of March 3, 2008, leaving 35,281 shares available for issuance under the plan. In order to continue to have a sufficient number of shares available for issuance under the plan and carry out the purpose of the plan, we propose amending the plan to increase the number of shares of common stock authorized for issuance under the plan from 105,000 to 250,000 shares.

In order to continue attracting and retaining highly qualified persons to serve on our board and to provide an appropriate incentive to directors to contribute to the growth and development of our company through equity ownership, the compensation committee of the board has determined that the value of shares to be awarded to each director each year for his service should be $40,000.

At the present time, each non-employee director is obligated to own not less than $100,000 of our common stock (based on cost at the time of purchase or award) during his or her initial three year term. Our Corporate Governance Guidelines and our company policy have long been that shares received as part of a director’s fees count in the calculation of shares required to be owned by each non-employee director as determined periodically by the board since these shares are received in exchange for services and constitute ordinary income to the director for which he or she is responsible for income taxes. Accordingly, we propose amending the plan to make it clear that shares awarded to non-employee directors under the plan count toward determining whether the director has met his or her stock ownership requirements.

The plan expires at the close of business on the date of the company’s annual meeting of shareholders in 2008. We believe the plan has been effective in attracting and retaining highly qualified persons to serve on our board and in providing incentive for directors to contribute to the growth and development of our company. In order to continue attracting and retaining such highly qualified directors and providing appropriate incentives, we propose extending the expiration date to the close of business on the date of the company’s annual meeting of shareholders in 2018.

The form of the Amended and Restated Technitrol, Inc. Board of Directors Stock Plan, as approved by the board of directors in March 2008, incorporates the amendments described above and is attached as Appendix A to this proxy statement.

The following is a summary of the key features of the Amended and Restated Technitrol, Inc. Board of Directors Stock Plan, but you should refer to the complete text of the amended and restated plan for a full description. Such summary is qualified in its entirety by reference to the full text of the amended and restated plan.

Summary of the Amended and Restated Technitrol, Inc. Board of Directors Stock Plan

General.  The Board of Directors Stock Plan was approved by the board of directors and shareholders in 1998 and amended in 2005 by the board and shareholders. The plan as amended terminates on the date of our annual shareholders meeting in 2018, unless earlier terminated by the board of directors.

Purpose.  The plan is designed to assist us in attracting and retaining highly qualified persons to serve as directors on the board and to provide such directors an incentive to contribute to the growth and development of the company through equity ownership in the company.

Participation.  All non-employee directors are eligible to participate in the plan. No person other than non-employee directors may participate in the plan. Under the plan as amended, 250,000 shares of common stock are available for grant under the plan. The plan provides that the number of shares subject to the plan will be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in our common stock.

Administration.  The plan is administered by our board of directors. Except as otherwise provided in the plan, the board has sole discretion and authority to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the plan, and to make all other determinations necessary or advisable in the administration of the plan.

Grants.  At the board of directors meeting immediately following the annual meeting of the shareholders, we issue to each non-employee director shares of common stock worth $40,000, using the “fair market value” of our common stock on the business day immediately preceding the date of grant. “Fair market value” means the per share closing price of the common stock as reported on the New York Stock Exchange (where our shares are listed). Grants are fully taxable to the director when received and the individual director is responsible for his/her taxes on the award, with no contribution from the company.

Stock Ownership Requirements.  The value of shares of stock awarded under this plan are counted in determining whether a non-employee director has met his or her stock ownership requirements as determined by the board from time to time. Currently, each non-employee director must own shares of our stock with a value of at least $100,000 within his initial three year term.

Amendments; Termination.  The board of directors has the right to terminate the plan at any time. The board also has the right to amend or modify the plan at any time or from time to time, subject to applicable laws, regulations and exchange requirements; provided, however, the board may not, without further shareholder approval (i) increase the total number of shares of common stock subject to the plan (except for adjustments described above); (ii) make any amendment or modification unless the board determines such amendment or modification would not materially increase the cost of the plan to the company; and (iii) continue the plan in effect beyond the termination date.

The board of directors recommends that you approve the Amended and Restated Technitrol, Inc. Board of Directors Stock Plan.

Item 3 —	Approval of the Amended and Restated Restricted Stock Plan II of Technitrol, Inc.

Technitrol has been a proponent and user of restricted stock for approximately 30 years. We are now seeking your approval of the Amended and Restated Restricted Stock Plan II for the reasons described below under the heading “Tax Policy”. The plan was initially adopted in 1984 (succeeding a plan originally adopted in 1978), amended in 1999, and amended and restated by our compensation committee in January 2001 to provide for performance-based restrictions (which was approved by shareholders at the 2001 annual meeting). Our compensation committee amended and restated the plan in 2003 to amend the terms under which cash awards are made under the plan, and in 2008 to provide additional performance criteria that can be considered by the compensation committee when awarding shares to the Chief Executive Officer and other employees under the plan. We are asking for your approval of the amendments made by our compensation committee in 2008.

A summary of the Amended and Restated Restricted Stock Plan II appears below, though you should refer to the complete plan for a full description. Such summary is qualified in its entirety by reference to the full text of the amended and restated plan. A copy of the complete plan is attached as Appendix B and is an important part of this proxy statement.

Summary of the Amended and Restated Restricted Stock Plan II of Technitrol, Inc.

Purpose.  The plan is designed to enable us to attract and retain qualified employees, and to reward and motivate them by giving them the opportunity to obtain stock.

Administration.  The plan is administered by a committee appointed by the board of directors. The committee must consist of at least two members, each of whom is a non-employee director. The compensation committee of our board of directors currently administers the plan.

Eligibility.  The employees eligible to participate in the plan are our officers and other key employees in our corporate office and our operating business segments, as selected by the committee.

Tax Policy.  Section 162(m) of the Internal Revenue Code limits our income tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers, unless certain exceptions apply. One exception is for payments made under qualifying performance-based plans that are approved by shareholders. We designed the plan to meet this exception and to enable us to make awards to our executive officers that will not be subject to this limitation on deductibility. The company’s shareholders approved the plan at the company’s annual meeting in 2001, which approval qualified certain payments or awards under the plan for the exception under Section 162(m). We are seeking your approval of the Amended and Restated Restricted Stock Plan II to continue to qualify for this exception under Section 162(m). If we do not receive shareholder approval of the Amended and Restated Restricted Stock Plan II, we may nevertheless make grants of restricted stock under the plan for which Technitrol may not receive a tax deduction.

Number of Shares.  The plan does not set forth a maximum number of shares that may be awarded under the plan, however, the maximum is effectively limited by the company’s Incentive Compensation Plan. In 2001, the shareholders approved 4,900,000 shares to be available for issuance under the company’s Incentive Compensation Plan. Pursuant to the terms of the Incentive Compensation Plan, the compensation committee has the authority to develop and implement forms of incentive compensation for the company’s management, including restricted stock grants. The compensation committee has to date allocated 1,000,000 of the 4,900,000 available for issuance under the Incentive Compensation Plan to the plan and, as of January 7, 2008, has awarded approximately 500,000 shares of the 1,000,000 shares allocated. The compensation committee may in the future allocate additional shares to the plan, not to exceed (when taken together with all other shares of stock granted or authorized for grant under all plans or arrangements established pursuant to the terms of the company’s Incentive Compensation Plan) the total number of shares available for issuance under the Incentive Compensation Plan as approved by the shareholder. Shares issuable under the plan are included in, and are not in addition to, the number of shares authorized for issuance under the Incentive Compensation Plan. The Amended and Restated Restricted Stock Plan II was adopted under the Incentive Compensation Plan.

Awards.  The committee determines the persons to receive the awards and the number of shares awarded to them in its sole discretion after consultation with the management of our company. Stock is awarded to employees at no cost to the employees. However, the shares are restricted and may not be disposed of until a restricted period has ended. For awards subject to a restricted time period (other than awards to our CEO), the restricted period is three years for shares awarded in 1999 and thereafter. The committee may also select employees to receive performance-based awards. In that case, the restricted period ends when the specified performance goals are attained plus, at the discretion of the committee at the time the award is made, an additional period of employment after the performance goals are achieved. When the restricted period ends, the shares are no longer subject to forfeiture and may be freely transferred by the employee, subject to applicable securities laws. In the case of our CEO, all of his restricted share goals are performance based and no restricted shares are granted to him unless and until the board has determined that his performance goals have been achieved. In his case, the restricted period ends one year from the date of grant.

Setting Performance Targets.  All awards made to our Chief Executive Officer must be based on the attainment of performance goals. The committee also may select other employees to receive awards based on the attainment of performance goals. These performance goals will be designated by the committee and specified in the award. In establishing performance goals, the committee must select from among the following criteria: cash flow, net operating profit, economic profit, earnings per share, gross or net revenue growth, annual performance compared to approved plans, return on equity, assets, capital investment or sales, net income growth, total shareholder return, expense management, market share, performance compared to market indices chosen by the committee, acquisitions and/or divestitures, integration of acquisitions, consolidation or integration of product divisions/groups/lines, geographical changes in operations, changes in markets addressed, changes in analysts’ coverage of the company, new product introduction, succession planning, organizational development and/or talent management/retention. For the Chief Executive Officer, such criteria may also include metrics with respect to the monitoring of senior executives as part of their leadership development and developing strategic plans/alternatives for the company or parts of it. The committee may use some or all of these performance criteria and may apply them singly or in any combination. The committee may also link these goals to the performance of Technitrol or any subsidiary, division, or individual.

Maximum Award Limits.  No employee may be awarded more than 100,000 shares in any 12-month period or more than 300,000 shares over the course of the employee’s employment with the company.

Termination of Employment.  If the employee resigns or is terminated for cause before the restricted period ends or the performance goals are attained, the employee forfeits the shares that are not vested. If the employee becomes totally disabled, dies or has normal retirement occur before the restricted period expires, the restrictions are released. If an employee elects early retirement or is terminated other than for cause, he or she is entitled to pro rata vesting. However, the committee has discretion to adjust the effective award downward or upward, up to the full amount of the employee’s award. Our Chief Executive Officer’s awards are subject to his agreement with the company as described under the heading “Executive Employment Arrangements”.

Additional Cash Award.  Participants also receive a cash payment designed to be the amount necessary to pay Federal income taxes on the shares and the cash payment. The amount of the cash payment is determined by a formula that is based on the highest individual federal income tax rate then in effect. Generally, the cash award may not exceed 65% of the market value of the common stock subject to the award as of the date beneficial ownership accrued to the participant (except in the case of our CEO where there is no such limitation). However, under certain circumstances, the committee has the discretion to adjust the amount of the cash payment.

Change of Control.  In the event there is a “change of control” of Technitrol, then the restriction period on any shares will terminate on the date of the change of control, and all shares will become 100% vested and will be distributed to the holders free of any restrictions. Additional cash awards in the amounts permitted by the plan also will be distributed. Generally, a change of control occurs when an individual or entity acquires more than 25% of Technitrol’s voting power or more than 50% of Technitrol’s assets.

Changes in Common Stock.  The number and kind of shares subject to outstanding awards will be adjusted in the event of any merger, recapitalization, stock dividend or split or similar event where the number and kind of shares is changed without receipt or payment of consideration by Technitrol.

Amendment and Termination.  The board of directors may amend the plan and, with respect to any shares at the time not issued pursuant to the plan, suspend or terminate the plan; provided, however, the committee may seek shareholder approval of an amendment if it is determined to be required or advisable under the regulations of the Securities and Exchange Commission, the rules of any applicable stock exchange or other applicable law. In addition, no amendment to the plan may alter the rights or obligations under any restricted shares previously granted without the consent of the affected party.

Plan Benefits.  It is not possible to determine the benefits or amounts that will be received by any participant because the amounts to be awarded are within the committee’s discretion, the value of the shares granted is not determinable until the end of the restriction period and, with respect to performance-based awards, the performance targets will be determined by the committee by the granting of the award and the amount, if any, payable will depend upon the extent to which the participant achieves such performance targets, subject to the maximum award limits stated in the plan.

The board recommends that you approve the Amended and Restated Restricted Stock Plan II of Technitrol, Inc.

Item 4 —	Other Business

The board does not know of any other matters to come before the meeting. However, if additional matters are presented to the meeting, Drew A. Moyer and James M. Papada, III will vote using what they consider to be their best judgment.

PERSONS OWNING MORE THAN FIVE PERCENT OF OUR STOCK

The following table describes persons we know to have beneficial ownership of more than 5% of our common stock at March 3, 2008. Our knowledge is based on reports filed with the Securities and Exchange Commission by each person or entity listed below. Beneficial ownership refers to shares that are held directly or indirectly by the owner. No other classes of stock are outstanding.

Name and Address of	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership		of Class

Royce & Associates, LLC	2,383,785	(1)	5.83%
1414 Avenue of the Americas
New York, NY 10019
Barclays Global Investors, NA	2,190,996	(2)	5.36%
45 Fremont Street
San Francisco, CA 94105
AXA Financial, Inc.	2,135,005	(3)	5.20%
1290 Avenue of the Americas
New York, NY 10104
Bank of America Corporation	2,172,743	(4)	5.31%
100 North Tryon Street, Floor 25
Charlotte, NC 28255

(1)	Of the 2,383,785 shares reported as beneficially owned by Royce & Associates, it has both sole voting power and sole dispositive power over all 2,383,785 shares. The information provided for Royce and Associates is based on a Schedule 13G/A it filed on January 31, 2008.

(2)	Of the aggregate 2,190,996 shares reported as beneficially owned by Barclays Global Investors and its related entities, Barclays Global Investors and its related entities have sole voting power over 1,676,685 shares and sole dispositive power over all 2,190,996 shares. The information provided for Barclays Global Investors and its related entities is based on a Schedule 13G it filed on February 6, 2008.

(3)	Of the aggregate 2,135,005 shares reported as beneficially owned by AXA Financial and its related entities, AXA Financial and its related entities have sole voting power over 956,425 shares and sole dispositive power over all 2,135,005 shares. The information provided for AXA Financial and its related entities is based on a Schedule 13G/A it filed on February 14, 2008.

(4)	Of the 2,172,743 shares reported as beneficially owned by Bank of America and its affiliates, Bank of America and its affiliates have sole voting power over 1,918,838 and sole dispositive power over 2,150,783 shares. The information for Bank of America and its related entities is based on a Schedule 13G it filed on February 7, 2008.

STOCK OWNED BY DIRECTORS AND OFFICERS

The following table describes the beneficial ownership of common stock by each of our named executive officers, each of our directors, and our executive officers and directors as a group, at March 3, 2008:

	Amount and Nature of		Percent
Name	Beneficial Ownership(1)		of Class

Alan E. Barton	9,737	(2)	*
John E. Burrows, Jr.	20,930	(2)	*
David H. Hofmann	10,658	(2)	*
John L. Kowalski	63,719	(3)	*
Edward M. Mazze	20,050	(2)	*
C. Mark Melliar-Smith	10,180	(2)	*
Drew A. Moyer	35,728	(4)	*
James M. Papada, III	237,419	(4)	*
Edward J. Prajzner	13,366	(4)(5)	*
Directors and executive officers as a group (9 people)	421,787		1.03%

*	Less than one percent (1%).

(1)	Includes shares with restrictions and forfeiture risks under our restricted stock plan. Owners of restricted stock have the same voting and dividend rights as our other shareholders except that they do not have the right to sell or transfer the shares until the applicable “restricted period” has ended. See “Compensation Discussion and Analysis — Long-Term Equity Incentives”.

(2)	All shares are directly owned by the officer or director.

(3)	Includes shares directly owned, shares owned by spouse and shares owned by a trust for which Mr. Kowalski and his spouse are co-trustees.

(4)	Includes shares directly owned and shares owned jointly with spouse.

(5)	Includes 4,975 shares which are issuable upon exercise of outstanding options.

DIRECTORS AND EXECUTIVE OFFICERS

Identification and Business Experience

The following table describes each person nominated for election to the board of directors, each director whose term will continue after the annual meeting, and the executive officers. Our executive officers are appointed to their offices annually.

Name	Age	Position

Alan E. Barton	52	Director
John E. Burrows, Jr.	60	Director
David H. Hofmann	70	Director
John L. Kowalski	64	Senior Vice President
Edward M. Mazze	67	Director
C. Mark Melliar-Smith	62	Director
Drew A. Moyer	43	Senior Vice President and Chief Financial Officer
James M. Papada, III	58	Chairman of the Board and Chief Executive Officer
Edward J. Prajzner	41	Vice President, Corporate Controller and Chief Accounting Officer

There are no family relationships between any officers or directors. There are no arrangements or understandings between any officers or directors and another person which would provide for the other person to become an officer or director.

Alan E. Barton is Executive Vice President of Rohm and Haas Company. He is responsible for the company’s operations, procurement and EHS and is Regional Director for the Americas. He was elected a vice president of Rohm and Haas in 1999 and named to the company’s Executive Council in 2001. He has served as a director of Technitrol since January 1, 2004.

John E. Burrows, Jr. is an adviser to companies, private equity and venture capital firms on transactions in the specialty chemical and consumer pharmaceutical delivery markets. From 1995 to 2007, he was the President and CEO of SPI Holding Co., a global producer of specialty chemicals and drug delivery systems. He is also a director of Vyteris, Inc., a developer of novel pharmaceutical delivery systems, and Kingsbury, Inc., a Philadelphia based manufacturing company. Mr. Burrows has served as a director of Technitrol since 1994.

David H. Hofmann was the President of the Bryce Company, LLC (a consumer packaging concern) from January 2000 until his retirement in January 2005. From July 1997 through December 1999, Mr. Hofmann worked as a consultant to the consumer packaging industry.

John L. Kowalski served as our Senior Vice President from May 2002 until March 2008. He served as our Vice President from 1995 until May 2002. He also served as President of our subsidiary, Pulse Engineering, Inc. (Pulse), from 1995 until March 2008. Mr. Kowalski retired from the company on March 7, 2008.

Dr. Edward M. Mazze is Distinguished University Professor of Business Administration at the University of Rhode Island. He was the Dean of the College of Business Administration and holder of the Alfred J. Verrecchia-Hasbro Inc. Leadership Chair in Business at the University of Rhode Island from 1998 to 2006. He has served as a director of Technitrol since 1985. Dr. Mazze is a member of the Board of Directors of Washington Trust Bancorp, Inc., the Barrett Growth Fund and Ocean State Business Development Authority.

C. Mark Melliar-Smith is the President of Multi-Strategies Consulting, a consulting and investment company located in Austin, Texas, which specializes in early stage start-up companies in the high technology sector. He is also the Chief Executive Officer of Molecular Imprints, which manufactures semiconductor process equipment. From January 2002 to October 2003, Mr. Melliar-Smith was a Venture Partner with Austin Ventures, a venture capital firm. From 1997 through 2001, Mr. Melliar-Smith was the President and Chief Executive Officer of International SEMATECH, a research and development consortium for the integrated circuit industry. Mr. Melliar-Smith also serves as a director of Power One Inc., Molecular Imprints, Inc., and Metrosol, Inc. Mr. Melliar-Smith has served as a director of Technitrol since January 2002.

Drew A. Moyer has served as our Senior Vice President and Chief Financial Officer since August 2004. He is also responsible for the operations of our electrical contacts product segment, AMI Doduco. Mr. Moyer joined us in 1989 and served as Controller from 1995 to 2004. He is a Certified Public Accountant.

James M. Papada, III, has served as our Chairman of the Board since January 1996, and our Chief Executive Officer since January 1999. He has been a director of Technitrol since 1983. Before joining us, he was a partner in the law firm of Stradley Ronon Stevens & Young LLP from 1987 through June 1999.

Edward J. Prajzner has served as our Vice President since July 2007, our Chief Accounting Officer since May 2006 and our Corporate Controller since 2004. He joined us in 2000 and served as our Assistant Corporate Controller from 2002 to 2004. He is a Certified Public Accountant.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Statement of Principles Policy

Our Corporate Governance Guidelines and our Statement of Principles Policy are available on our website: www.technitrol.com. The Corporate Governance Guidelines and Statement of Principles Policy are also available in print to any shareholder who requests them. Our Statement of Principles Policy is intended to be a code of business conduct and ethics for directors, officers and employees, within the meaning of the NYSE listing standards and SEC rules.

Independent Directors

Our Corporate Governance Guidelines provide that all of the directors of the company, other than our CEO, must be independent. Therefore, the only employee of the company who may serve on the board at any time is the CEO. All other directors must at all times meet the test of independence. In determining the independence of our directors, our board has adopted the NYSE’s tests for independence as provided in the NYSE listing standards. Our board has determined that (with the exception of Mr. Papada) none of our directors has any material relationship with Technitrol and all are independent within the NYSE’s definition. Mr. Papada is not independent because he is our Chief Executive Officer.

Board Stock Ownership

In 1996, we adopted a number of policies and procedures to strengthen the independence of our directors and to improve their ability to maximize Technitrol’s value to you as shareholders. These policies include:

(1) the establishment of a board comprised exclusively of non-employee independent (under both SEC and NYSE rules) directors, except for the Chief Executive Officer, and

(2) the requirement that all directors purchase not less than $100,000 of our common stock (based on cost at the time of purchase or award) during his or her initial three year term. Shares received as part of director’s fees count in the calculation of shares “purchased” since they are received in exchange for services and constitute ordinary income to the director on which he/she is responsible for income taxes (we do not reimburse directors for any portion of taxes due on these shares). When a director has purchased shares of common stock with a cost basis of $100,000, there is no further obligation to acquire additional shares and the director is deemed to have made a meaningful investment in our common stock. However, directors are encouraged to continue to purchase common stock to clearly align their interests to those of the shareholders in a material way.

Certain Relationships and Related Transactions

Under our Statement of Principles (which we refer to as SOP) conflicts of interest and/or self-dealing between any employee and the company are prohibited. Therefore, no employee may have a financial interest (as defined in our SOP) in any transaction in which the company is involved. In addition, no employee may retain for him or herself an opportunity that is available to the company. Any such financial interest must be disclosed to our Ethics Officer and any conflict of interest, self-dealing or corporate opportunity (as defined in our SOP) involving an employee must be disclosed to our Chief Executive Officer who will, in turn, bring this matter to the attention of the audit committee of our board of directors. A conflict of interest, or self-dealing or personal use of a corporate opportunity may be waived only by our board of directors and any such waiver will be promptly disclosed to our shareholders.

Compensation Committee Interlocks and Insider Participation

John E. Burrows, Alan E. Barton and David H. Hofmann served as members of the compensation committee during the fiscal year 2007. None of the members of the compensation committee has ever served as an officer or employee of Technitrol or any of its subsidiaries.

Board Meetings

The board held six meetings in 2007, including regularly scheduled and special meetings. No director attended fewer than 75% of the total board meetings and committee meetings of which the director was a member during the periods that he served.

Executive Sessions

Our Corporate Governance Guidelines provide that at each meeting of the board of directors, time will be set aside for the independent directors to meet separately from management. John E. Burrows, Jr. is the presiding director at all executive sessions of non-management directors.

Communications with the Board

The board of directors has implemented a process for shareholders and interested parties to send written, oral or e-mail communications to the non-management directors or the audit committee of the board in an anonymous fashion. This process is further described on our website: www.technitrol.com.

Director Attendance at Annual Meetings

While we do not have a formal policy regarding attendance by members of the board at our annual meeting, we have always strongly encouraged our directors to attend our annual meeting and will continue to do so. In 2007, five of our six directors attended our annual meeting of shareholders. It is customary at our annual meetings that the chairman of each board committee makes a presentation to shareholders regarding the committee’s work in the last year and goals for the present year and answer questions from shareholders.

Committees

Our board of directors has three standing committees: audit, compensation and governance. The board has determined that each director who serves on these committees is independent, as that term is defined in applicable NYSE listing standards and SEC rules. The current members of each committee are:

Audit	Compensation	Governance

C. Mark Melliar-Smith, Chairman	John E. Burrows, Jr., Chairman	Alan E. Barton, Chairman
David H. Hofmann	Alan E. Barton	Edward M. Mazze
Edward M. Mazze	David H. Hofmann

The responsibilities of each committee are set forth in its respective written charter. The written charters of each committee as approved by our board of directors are available in print to any shareholder who requests them and may be found on our website: www.technitrol.com. The material responsibilities of each committee are summarized below.

Compensation Committee

The compensation committee:

•	manages the formal process by which the board determines our Chief Executive Officer’s annual and long-term equity compensation.

•	determines the salary and short term incentive compensation of our Chief Executive Officer and submits the recommended amounts and determination criteria to the board for approval.

•	prepares and distributes to the board, a “tally sheet” including all elements of CEO compensation and benefits for the current year as well as two previous years.

•	evaluates all components of executive officer compensation to ensure they are competitive, are aligned with our objectives and are properly structured to recruit, retain, incentivize and reward performance.

•	approves new executive compensation plans and recommends action to board.

•	approves any changes in executive compensation plans, policies, metrics and standards.

•	reviews payouts and distribution of all cash and equity-based compensation plans for executives in the short term incentive compensation plan.

•	determines the fees of independent directors and submits recommendations to the full board for approval.

•	for key executives, other than our Chief Executive Officer, evaluates and ensures that management development and succession plans, programs and processes are in place.

•	retains and terminates such compensation consultants or other outside advisors as it deems necessary or appropriate for the purpose of assisting the committee in the evaluation of director, CEO or senior executive compensation.

•	oversees the preparation of the Compensation Discussion and Analysis included in our annual proxy statement.

•	establishes annual goals and objectives for the committee and performs an annual self-evaluation of the performance of the committee.

During 2007, the compensation committee held three meetings.

Governance Committee

The governance committee:

•	develops, with the board, the annual board objectives and ensures that each board committee has annual objectives.

•	conducts an annual review, with full board input, of performance against the board objectives and ensures that each board committee reports its performance to the board.

•	conducts the annual director self evaluation process.

•	identifies and recommends to the board qualified individuals to serve as directors. The governance committee has the authority to engage, as needed, search firms and to approve fees and terms as appropriate.

•	recommends nominees to the shareholders, consistent with our bylaws, for election as directors.

•	recommends an appropriate on-boarding process for new directors and recommends appropriate opportunities for director continuing education.

•	periodically reviews, with the Chairman, the meeting frequency, structure and membership of the board and board committees.

•	facilitates full board involvement in Chief Executive Officer and key executive succession by developing and managing the process.

•	considers and reports to the board on emerging and relevant issues and trends in corporate governance and makes recommendations as appropriate.

•	periodically reviews, with the Chairman, our governance guidelines and policies to ensure they meet our needs and are compliant with all material regulations.

The governance committee held four meetings in 2007.

The governance committee selects nominees to the board whom it believes have skills, background and experience that can be of assistance to management in operating our business. The committee believes that members of the board should have experience sets and skills largely complementary to one another. In filling board openings, the committee has typically, but not always, engaged an independent search firm to assist in identifying candidates with the requisite skills required of a board member in general as well as any specific skills believed to be required of an individual given the company’s strategic plans for the foreseeable future.

The committee, together with the board, is responsible for evaluating board performance. The board conducts a formal evaluation of its performance and goals attainment once a year, typically at a meeting in December devoted to that purpose. The governance committee determines the process for this evaluation.

The committee’s policy is to not consider nominees recommended by shareholders. However, a shareholder may nominate persons to serve as directors at the annual meeting.

Audit Committee

The audit committee:

•	reviews the financial reporting process to ensure the integrity of the company’s financial statements, including, without limitation, review of the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

•	evaluates the independent auditor’s qualifications and independence.

•	evaluates the performance of the company’s internal audit function and independent auditors.

•	assesses the processes relating to the determination and mitigation of risks and the maintenance of an effective control environment.

•	reviews the processes to monitor compliance with laws and regulations and our Statement of Principles.

The committee has separate regularly scheduled executive sessions with our independent auditors, senior management and our company’s Director of Internal Audit. During 2007, the audit committee held six meetings.

Our board has determined that each member of the audit committee is financially literate, as defined by the NYSE listing standards. This conclusion is based upon each of their backgrounds and experience. In addition, the board has determined that C. Mark Melliar-Smith, Chairman of the audit committee, has accounting or related financial management expertise, as defined by the NYSE listing standards. However, based upon the board’s admittedly conservative interpretation of Item 401(h) of Regulation S-K, the board has also determined that no member of the audit committee meets the literal definition of an “audit committee financial expert”. While there is no official guidance on the appropriate interpretation of Item 401(h), our board interprets it to be more restrictive than its counterpart definition in the NYSE listing standards. Viewing the definition contained in Item 401(h) in its narrowest sense and keeping in mind the ever changing and more complex public company accounting rules, the board believes that its requirements can be satisfied only by someone who (1) is a certified public accountant and (2) maintains a broad and deep everyday current working knowledge of, and contemporaneous experience in, the application of current accounting literature and practice to a business of the type and complexity of that of Technitrol. Therefore, while the board fully endorses the effectiveness of our audit committee, we conclude that its membership does not include an “audit committee financial expert” within our understanding of the most conservative view of the meaning of Item 401(h) of Regulation S-K. The board has determined that by satisfying the requirements of the NYSE listing standards with a member of the audit committee that has “financial management expertise”, and taking into account the background and experience of the other members of the audit committee, our audit committee has the financial expertise necessary to effectively fulfill the duties and the obligations of the audit committee. Moreover, our board does not believe that adding a person to our board solely for the purpose of having someone who meets the SEC definition of a “financial expert” would provide significant value to our shareholders. The board will continue to review this conclusion periodically.

Audit Committee Report

Management is responsible for producing our financial statements and for implementing and assessing our financial reporting process, including our system of internal control over financial reporting. KPMG LLP is responsible for performing an independent audit of our financial statements and issuing reports and opinions on the financial statements. The audit committee’s responsibility is to assist the board of directors in its oversight of our financial statements.

The audit committee provided oversight on the progress and results of the testing of the internal control over financial reporting. The audit committee also reviewed with management and the independent auditors the scope of the annual audit and audit plans, the results of internal and external audit examinations, the quality of our financial reporting and our process for legal and regulatory compliance.

In fulfilling the above responsibilities, the audit committee of the board of directors has:

1. reviewed and discussed the audited financial statements for the fiscal year ended December 28, 2007 with our management;

2. discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 114 (formerly Statement on Auditing Standards No. 61), as the same was in effect on the date of our financial statements;

3. received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of our financial statements; and

4. discussed with our independent auditors their independence.

Based on the review and discussions referred to in the items above, the audit committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 28, 2007 be included in Technitrol’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007.

Members of the Audit Committee

C. Mark Melliar-Smith, Chairman
David H. Hofmann
Edward M. Mazze

EQUITY COMPENSATION PLAN INFORMATION

Information as of December 28, 2007 concerning plans under which our equity securities are authorized for issuance are as follows:

	Number of Shares Approved
	for Issuance Upon Exercise of	Weighted Average	Number of Securities
	Options, Grant of Restricted Shares	Exercise Price of	Remaining Available
Plan Category	or Other Incentive Shares	Outstanding Options	for Future Issuance

Equity compensation plans approved by security holders	6,005,000	$18.96	2,942,589
Equity compensation plans not approved by security holders	0	0	0
Total	6,005,000	$18.96	2,942,589

On May 15, 1981, our shareholders approved our Incentive Compensation Plan (which we refer to as the ICP) intended to enable us to obtain and retain the services of employees by providing them with incentives that may be created by our compensation committee under the ICP. Subsequent amendments to the plan were approved by our shareholders including an amendment on May 23, 2001 which increased the total number of shares of our common stock which may be granted under the plan to 4,900,000. Our 2001 Stock Option Plan and Restricted Stock Plan II were adopted under the ICP. In addition to the ICP, plans approved by us include a 105,000 share Board of Director Stock Plan and a 1,000,000 share Employee Stock Purchase Plan (which we refer to as the ESPP). During 2004, the operation of the ESPP was suspended following an evaluation of its expense compared to its perceived value by employees. Of the 2,942,589 shares remaining available for future issuance, 2,095,209 shares are attributable to our ICP, 812,099 shares are attributable to our ESPP, and 35,281 shares are attributable to our Board of Director Stock Plan. Note 13 to the consolidated financial statements in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008 contains additional information regarding our stock-based compensation plans.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (CDA) describes our compensation philosophy, policies and practices with respect to our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the other individuals named in the “Summary Compensation Table” below, who are collectively referred to as the NEOs.

The principal elements of our executive compensation program are base salary, cash incentives (which are earned and paid, if at all semi-annually), long-term equity incentives in the form of restricted stock, retirement benefits, severance benefits, certain perquisites and other benefits that are generally available to all of our salaried employees. We place significant, though not exclusive, emphasis on “pay-for-performance” programs that we believe align the interests of our executives with those of our shareholders.

The compensation committee of our board of directors (which we refer to as the Committee for purposes of this CDA) is comprised entirely of independent directors and is responsible for establishing and administering our executive compensation policies and practices.

Objectives of Our Executive Compensation Program

We intend to achieve the following objectives with our executive compensation program:

•	attract and retain talented and experienced executives;

•	motivate and reward executives whose performance is important to our continued growth, profitability and success;

•	align the interests of our NEOs and shareholders by motivating NEOs to accomplish objectives which the Committee believes will increase shareholder value;

•	provide a competitive compensation package which is heavily weighted towards pay-for-performance;

•	motivate NEOs to work collectively;

•	making our short term cash incentives entirely dependent on performance (executives receive nothing if approved financial goals are not entirely met) and self-funding; and

•	compensate our NEOs for managing our business to meet our long-term objectives.

Design of Our Executive Compensation Program

Our executive compensation program is designed to reward performance. Our short term cash incentive program is structured so that payouts are dependent entirely on the level of achievement against planned financial metrics (generally net operating profit, economic profit and earnings per share) which are approved by our board of directors semi-annually. In addition to rewarding performance (current performance in the case of the CEO and past-performance in the case of the other NEOs), our long-term equity incentives are also designed to encourage continued future service. Our mix of short-term and long-term compensation is designed to promote a balance between the short-term and long-term goals of the company.

Elements of Compensation

Our compensation program for NEOs consists of base salary, cash incentives which are earned/paid (if at all) semi-annually, long-term equity incentives in the form of restricted stock, retirement benefits, severance benefits and certain perquisites (as well as other benefits that are generally available to all of our salaried employees).

The Committee determines each element of compensation for each of the NEOs (other than the CEO whose compensation must be approved by our board of directors), after taking into consideration recommendations from our CEO. Our CEO regularly attends Committee meetings and plays a significant role in the determination of each element of incentive compensation for the NEOs.

We generally compare our executives’ base salary and incentive compensation bi-annually against data derived from purchased compensation studies, surveys and databases. In individualized cases, the Committee may look at survey data with respect to an element of compensation for an NEO position standing alone. This might relate to a promotion, an increase in duties or a perceived discrepancy between a current salary and a market rate. These comparisons are used as one factor in the determination of compensation. We believe data of this type is most useful in evaluating base salary as the data is usually extracted directly from proxy statements. However, we do not view such data as inherently reliable for cash incentive compensation given the infinite variety of incentive compensation plans in use and the paucity of data regarding reasons for incentive payouts. We expect that we will continue to purchase such studies, surveys and databases in the future on an as needed basis. The compensation data we have purchased in the past was compiled from similarly sized publicly traded companies in the electronics and electrical industries.

We view the components of our executive compensation as related but distinct. Although we review total compensation for each NEO, we do not believe that compensation derived from one component should negate, reduce or increase compensation from other components. Accordingly, we do not establish a target for “total compensation” or any single element of compensation for our NEOs. We determine the appropriate level annually for each component of compensation based on a number of factors, including the compensation studies, survey and database information that we periodically purchase, our own subjective view of internal equity and consistency, our personal external experiences in compensation matters, executive turnover, external market factors, individual performance, levels of responsibility, expected future contributions from each executive, expected and actual company performance, the competitive environment for NEOs and above all “affordability”; that is, notwithstanding everything, what can the company afford to pay on a reasonably foreseeable consistent basis. Our Committee’s activities in this area are generally ad hoc and there are no formally established compensation bands or specific allocations to types or amounts of incentive compensation, including allocations between long-term and currently paid-out compensation, cash and non-cash compensation or among different forms of compensation. The key determinant to cash incentive compensation is the performance of the company in the most recent semi-annual period for which cash incentive compensation is being determined and, given the return we believe is appropriate for our shareholders, how much cash incentive compensation we can afford to pay for that particular semi-annual period.

The key determinants to equity incentive compensation are the overall number of shares which the company can afford to issue in any period, the past performance of the company and the NEOs and the degree to which we believe that we must incentivize NEOs to remain with the company over the next several years.

In addition to the foregoing, in reviewing the CEO’s compensation, the board of directors also reviews a bi-annual tally sheet which sets forth (i) his cash compensation, equity compensation and total compensation for each of the three preceding fiscal years, (ii) other benefits received in the last two years, (iii) his annual benefit upon retirement, including the Supplemental Retirement Plan, 401(k) Plan and Supplemental Savings Plan, (iv) the then value of all of the shares of restricted stock awarded to him since the beginning of his employment; and (v) his total benefit or payout in the event of a termination without cause, resignation for good reason or a change in control. The last tally sheet was prepared in April 2006 and will be updated in April 2008.

Base Salary

We review base salaries for our CEO and the other NEOs annually (in April) to determine if a change is appropriate (changes are effective in July). We also review base salaries upon a promotion or other change in job responsibility or circumstances. While we do not formally establish our base salaries based on external data, we do periodically purchase compensation data (as described above) and utilize such information in our annual review of base salaries for our executives. We also review generally available data on base salary percentage increases projected for various industries based on inflation data and expected industrial section performance. We strive to set base salaries at or near the market median (50th percentile) of companies approximately our size in revenue and market category based on the compensation data we review. Variations of such target level often occur as dictated by the experience level of the individual, market and numerous other factors.

In connection with determining Mr. Papada’s base salary increase in 2007, the Committee reviewed compensation data we purchased in 2006, which included information regarding base salary and other cash compensation, stock appreciation rights, restricted stock and other long term compensation with respect to the United States national average for the electronic coils and transformers industry for companies ranging in revenue size from $500 million to $1.5 billion. This data did not identify the names of the companies included in the survey. Reviewing the data, and taking into account the Committee’s subjective views of our CEO’s performance from mid-2006 to mid-2007, the Committee decided that a raise of approximately 5% was necessary to place him in the 50th percentile of CEO’s similarly situated. Based on the foregoing, the Committee recommended to the board that Mr. Papada’s base salary be increased from $648,377 to $680,000, representing approximately a 5% increase. The board approved the increased base salary, effective July 2007, the same date on which all other salaried increases in the company became effective.

In reviewing the base salary of our CFO, Mr. Moyer, the Committee considered compensation data received in 2007 as well as Mr. Moyer’s increased responsibilities as both our CFO and as the CEO of our electrical contact product segment (AMI Doduco), a global business with approximately $350 million in annual revenue. This data indicated that Mr. Moyer was significantly under compensated given his overall responsibilities. Additionally, the committee received the CEO’s positive overall evaluation of Mr. Moyer’s performance in both roles. Based on the foregoing, the Committee approved increasing Mr. Moyer’s base salary from $285,000 to $330,000, representing a 15.8% increase, effective July 2007.

The Committee also reviewed the base salary of Mr. Kowalski, our Senior Vice President, in 2007. The data reviewed by the Committee indicated that Mr. Kowalski was adequately compensated in his position. Moreover, the Committee noted that Mr. Kowalski had indicated his intention to retire within the next 12 months and that we would need to increase the compensation of his named successor as duties were transferred from Mr. Kowalski over the 12 month period. During this time Mr. Kowalski would be expected to do increasingly less as his successor undertook increasingly more of the day-to-day responsibilities. Accordingly, the Committee determined that a base salary increase of 2% (generally consistent with the 2-3% cost of living increases awarded to our other salaried employees) was necessary to maintain a competitive base salary for Mr. Kowalski.

In connection with its review of the base salary of Mr. Prajzner, our Vice President, Chief Accounting Officer and Corporate Controller, the Committee considered the 2006 compensation data as well as information concerning the national average of cash compensation for chief accounting officers for companies ranging in revenue size from $500 million to $1 billion. The Committee also considered that Mr. Prajzner was relatively new in this position and was given a significant raise when he took this position in mid-2006. The Committee determined that a base salary increase of 3% (generally consistent with the 2-3% cost of living increases awarded to our other salaried employees) was necessary to maintain a competitive base salary for Mr. Prajzner.

The base salaries paid to our named executive officers in 2007 are set forth below in the “Summary Compensation Table”. We believe that the base salary paid to each of our named executive officers during 2007 achieves our executive compensation objectives.

Semi-Annual Cash Incentives

Consistent with our emphasis on pay-for-performance, we established a Short-Term Incentive Plan (which we refer to as the STIP) in 1999, which has been modified from time to time. Our board of directors approves modifications to the STIP after discussion with management, sometimes accepting management’s suggestions in whole or in part and sometimes not. The STIP is important to motivate and reward our executives for achieving annual operating results that help create value for our shareholders.

Under the STIP, certain senior executives as named from time to time by the Committee, are eligible to receive cash awards semi-annually based upon the performance of their respective business units’ (or in the case of our CEO and Chief Accounting Officer, the company’s) financial targets as established by the board of directors. In 2007, each of the NEOs participated in the STIP. The financial targets may include any one or more of the following: economic profit, net operating profit and earnings per share. Economic profit reflects the after tax operating income of the business less the imputed cost of capital of that business. Earnings per share reflect our net after-tax profit on a per-share basis. Net operating profit represents earnings before interest, taxes and other non-operating, non-recurring items of the relevant business segment or the company as a whole. The cost of the STIP is added back to the financial target so that the financial target must be attained net of the cost of the STIP. This results in making the STIP payment, in effect, self-funding. That is, the financial goals must be met after deducting the cost of any STIP payment.

When establishing the financial targets under the STIP for the first half of our fiscal year, the board of directors uses the financial metrics contained in the business plan for the first six months of the year. When establishing the financial targets under the STIP for the second half of our fiscal year, the board uses the financial metrics contained in the updated business plan for the last six months of the year. The Committee has informally determined that the STIP should approximate 3-5% of our total net operating profit but only if the targeted net operating profit (or other financial goals) are met. If they are not, typically there is no STIP.

The Committee has the authority to make a cash award under the STIP even if the financial targets are not met in order to reward significant performance improvements on other operating achievements which may be outside the targeted metrics. Such awards are, however, rare and none was made in 2007.

The Committee approves the maximum aggregate amount available for award under the STIP. In determining the STIP amount, the Committee considers whether and to what extent the company and its divisions met/exceeded the financial targets, the market conditions in which the company operated in the past two quarters, its subjective assessment of the quality of management performance, management’s response to unexpected opportunities and problems, and what at that time the company can reasonably afford to pay within the guideline that the total payment should not generally exceed 5% of net operating profit. Once a determination has been made as to whether the financial goals have been met, these matters are for the most part subjective in nature and are the result of discussions between the Committee and management.

If the Committee determines a STIP pool can be created as a result of the assessment and discussions noted above, the CEO makes a recommendation to the Committee on (i) the size of the STIP pool and amount of the pool to be allocated to each of the company’s segments and its corporate office and (ii) the amount of the cash award to be paid to each of the NEOs (other than the CEO whose award is recommended by the Committee and approved by our board of directors) and any other participants that report to the CEO. In making his recommendation to the

Committee in 2007, the CEO considered the executive’s achievement of individual objectives, the contribution made by each segment and each executive in achieving the financial target, the importance of the executive to the company’s strategic initiatives in the last several years and the size of the award relative to the awards made to the other executives. As noted earlier, we do not set specific or mechanical payout targets for any executive position. The president of each segment of the company determines STIP awards to participants who report to him from the pool of funds allocated to that segment by the Committee, in consultation with the CEO. Such awards are based on the respective segment’s targets and performance. These recommendations are discussed by the Committee and can be accepted, modified or rejected. They are generally accepted, though at times with modifications.

We have not adopted a formal or informal policy on or made a decision about whether we would attempt to recover cash incentives paid to executive officers to the extent our financial statements are subsequently restated or adjusted in a downward direction and such restatement or adjustment would result in the financial target not being met.

In December 2006 our Committee, in consultation with our senior management group, established targets for net operating profit of $42.9 million and earnings per share of $0.70 for the first half of 2007 based upon the 2007 business plan that our board of directors approved at its December 2006 meeting. In July 2007, the Committee determined that, for the first half of 2007, these goals were met and created a STIP pool of $2.25 million, approximately 5% of net operating profits, of which $750,000, $1,000,000 and $500,000 were allocated for incentive payments to participating employees of our corporate office, Pulse and AMI Doduco, respectively.

Of such amount, the Committee awarded $305,000 to Mr. Papada for his performance in the first half of 2007. The Committee took into account the leadership the CEO provided to the company during this period, the significant improvement in financial performance over the last six months of 2006, the progress made in the company’s tactical objectives, especially in the automotive business, the work the CEO did on acquisition identification and the fact that he voluntarily waived STIP in the last half of 2006, even though it was technically earned, because he did not feel that the return to shareholders should be diluted by his STIP payment in that period.

In making its STIP award of $115,000 to Mr. Moyer for his performance in the first half of 2007, the Committee split his award into two pieces, $90,000 of his STIP award was for achievement of goals related to his performance with respect to the electrical contact product segment (AMI Doduco) and $25,000 of his STIP award for achievement of goals related to his performance with respect to Technitrol, as its CFO. This is in keeping with the Committee’s view that approximately 80% of Mr. Moyer’s cash incentive should be determined by AMI Doduco’s overall performance and 20% by Technitrol’s. The Committee, after hearing the CEO’s views, decided that AMI Doduco had met or exceeded financial targets in Europe and Asia but missed them in North America. It noted the significant progress in Europe and China and that Mr. Moyer had brought order and improved financial improvement to AMI Doduco. He also made significant progress in developing a strategic plan for that segment. It also noted that he did everything expected of him in his role of CFO and determined that an overall cash incentive of about one third of the CEO was reasonable.

In making its STIP award of $50,000 to Mr. Kowalski for his performance in the first half of 2007, the Committee considered that Mr. Kowalski had done a good job in his performance in achieving the financial objectives of Pulse and also that the overall Pulse related cash incentive was to a significant extent to be split with his successor.

In making its STIP award of $50,000 to Mr. Prajzner for his performance in the first half of 2007, the Committee considered his performance in the newly undertaken duties of Chief Accounting Officer and compared this amount to incentives earned by others who were not NEOs.

In May 2007, our executives updated the 2007 business plan for the second half of the year, taking into account the company’s actual financial results for the first four months of the year and then existing market conditions, and the board, in consultation with our management, established targets for net operating profit and earnings per share for the second half of 2007. These targets were $48.2 million and $0.90 respectively. In January 2008, the Committee determined that, for the second half of 2007, these goals were met and, after consultation with our CEO, approved a STIP pool of $2.0 million for the second half of 2007 (approximately 5% of total net operating profit), of which $600,000, $1,000,000 and $400,000 were allocated for incentive payments to participating employees of Technitrol corporate, Pulse and AMI Doduco, respectively.

In making its STIP award of $340,000 to Mr. Papada for his performance in second half of 2007, the Committee considered Mr. Papada’s leadership role in the company’s financial performance against its objectives, his role in identifying and pursuing acquisition opportunities his work in the reorganization of our automotive business and its relocation to China, the continued improvements at AMI Doduco and the overall success of the company in the second half of 2007 despite its significant increased complexity in the last year.

In making its STIP award of $115,000 ($24,000 for his performance as our CFO and $91,000 for his performance as CEO of AMI Doduco) to Mr. Moyer for his performance in the second half of 2007, the Committee reviewed the performance of AMI Doduco for the second half of 2007 and determined that in Europe and Asia the segment exceeded its goals, while in North America it did not. However, overall performance was satisfactory given the difficult business conditions in North America. Mr. Moyer also identified and attracted new sources of business for North America. He also identified and pursued significant consolidation opportunities in North America, in furtherance of AMI Doduco’s strategic plans. Last, he made significant progress in developing a cohesive global management structure at AMI Doduco.

In making its STIP award of $55,000 to Mr. Kowalski for his performance in the second half of 2007, the Committee considered the Pulse segment’s operating performance and Mr. Kowalski’s role in it. It noted his continued reduced day-to-day involvement as planned, the good job he had done in succession transitioning and the fact that a total award would be split between Mr. Kowalski and his successor.

In making its STIP award of $50,000 to Mr. Prajzner for his performance in the second half of 2007, the Committee considered Mr. Prajzner’s satisfactory performance as Chief Accounting Officer, the increased complexity of the tasks required of Mr. Prajzner, Mr. Prajzner’s dual role as temporary CFO of Pulse and the work he had done on acquisition opportunities in this six months.

Long-Term Equity Incentives

General

The company has an Incentive Compensation Plan (we refer to this plan as the ICP), the purpose of which is to offer key employees incentives to continue in the service of the company and to attract and retain key employees. The Committee administers the ICP and has broad authority to develop and implement forms of longer-term (three years or more) incentive compensation for key employees. Pursuant to the ICP, we established the Technitrol, Inc. 2001 Stock Option Plan, the Restricted Stock Plan II of Technitrol, Inc. (we refer to this plan as the RSP II) and the CEO Annual and Long-Term Equity Incentive Process (mid-2006), all of which are administered by the Committee.

While the Committee has issued stock options to certain employees, it has never issued stock options to anyone while serving as an executive officer, and has no current intention to do so. Instead, the Committee historically has issued restricted stock to senior management, including the NEOs. Although the Committee is not required under the RSP II or otherwise to issue any shares of restricted stock to anyone, we believe the issuance of such restricted stock helps us to ensure that our executives are motivated over the long-term to respond to the company’s business challenges and opportunities as owners and not just as employees. We also believe that it helps us to achieve our compensation program objectives, including aligning the interest of our executives with the interests of our shareholders.

The company has no formal requirements relating to executive stock ownership. In July 2007, the Committee discussed the concept of requiring certain senior managers to hold a certain dollar value of the company’s common stock and considered the equity holdings of the senior managers, including the NEOs, at such time. The Committee determined that each participant had a significant equity holding and that most, including the CEO, had never sold a share of stock, and thus did not establish a minimum equity requirement at that time. The Committee concluded that it would review the equity holdings of participants periodically.

Awards of Restricted Stock to Executives Other Than the CEO

Each year in April, the Committee, in consultation with our CEO, determines the number of shares of restricted stock that will be available for issuance to senior management, including the NEOs (other than awards to our CEO whose arrangements are described below) under the RSP II. In making its determination, the Committee considers the company’s projected profits based on the annual business plan approved by the board of directors, what is reasonable from our shareholders’ perspective (from both an earnings point of view since the cost of the shares is a current charge to earnings as well as from a dilution point of view) and the total cost of the cash awards (which are made to cover the recipient’s Federal tax liability resulting from the grant of restricted stock) to be made in connection with the restricted stock awards. The Committee may also consider establishing performance criteria for which shares may be granted as set forth in the RSP II plan. The Committee then allocates the total number of shares of restricted stock which will be available for grant to each of our business segments and corporate office for that year. Approximately half way through the fiscal year, the Committee, in consultation with our CEO, reviews the company’s actual financial results for the first half of our fiscal year and the update to the annual business plan prepared by management to determine whether any changes should be made to the number of shares of restricted stock available for issuance to senior management. Changes are rarely made.

Awards of restricted stock to NEOs (other than our CEO) under the RSP II are made by the Committee based on the recommendations of our CEO. In reaching its decisions, the Committee takes into account the recommendations of the CEO, considers whether and to what extent the executive has met his or her individual performance goals, applies the Committee’s subjective determination of the contributions made and expected to be made in the future by each executive, awards of restricted stock made to the individual in prior years, discusses external market factors, reviews other compensation received by the executive that year and looks at other factors it deems relevant.

In making its RSP II award of 6,000 shares to Mr. Moyer in 2007, the Committee considered the size of the prior awards made to Mr. Moyer, the overall impact of the number of shares in his total compensation and how that compared to the compensation level that the Committee felt was fair and reasonable.

In making its RSP II award of 6,000 shares to Mr. Kowalski in 2007, the Committee considered the award made to Mr. Moyer, Mr. Kowalski’s short remaining tenure with the company as well as Mr. Kowalski’s overall compensation taking into account this grant.

In making its RSP II award of 3,000 shares to Mr. Prajzner in August 2007, the Committee noted that Mr. Prajzner had received a grant of 1,000 shares in April 2007. The Committee considered this aggregate grant, a total of 4,000 shares, in the context of Mr. Prajzner’s overall compensation and the work to be done by Mr. Prajzner in the newly created role of Chief Accounting Officer and the fact that Mr. Prajzner had received relatively little restricted stock prior to his 2007 grants. The Committee also wanted to provide Mr. Prajzner with an award commensurate with his election as a Vice President and to provide a meaningful retention device for a talented young executive. The Committee determined that the size of the grant was reasonable under the circumstances.

The shares of restricted stock awarded to each of the NEOs in 2007 are set forth below in the “Grants of Plan-Based Awards Table”. All shares (other than those granted to our CEO) are subject to the three-year service vesting requirement under the RSP II (that is, the shares vest in full on the third anniversary of the grant) and do not have performance requirements. Vesting of restricted stock is accelerated in certain events of termination and in the event of a change in control of the company. See “Severance and Termination Benefits” and “Change in Control” below”.

Awards of Restricted Stock to the CEO

The CEO Annual and Long-Term Equity Process, as approved by our board of directors in mid-2006, governs awards of shares of restricted stock to our CEO. The CEO’s long-term equity incentive has two parts: (1) an annual equity incentive which is determined by the degree to which the CEO achieves non-financial goals as agreed upon by our board of directors and the CEO at the board’s January meeting each year and (2) a long-term equity award which is determined by the degree to which the board of directors determines that the CEO has, through his leadership and guidance, created long-term value for the various constituents of the company on rolling three-year periods. The process involves reviewing the company’s achievements over the prior three years against a number of criteria. These criteria are described below.

At the beginning of each year, the board of directors determines the maximum number of shares the CEO can earn pursuant to his annual equity incentive up to 15,000 shares and for his long term equity award up to 12,000 shares, for a maximum of 27,000 shares per year.

Because of the inherent difficulty in constructing three year plans, due to changing circumstances, shifting priorities, external and internal events as well as the shifting nature of the businesses in which the company is engaged, the board’s determination of whether and to what degree the long-term equity award is earned is determined by how well the company has progressed over the rolling three-year periods. In making its determination, the criteria the board looks at are the same criteria set forth in our RSP II.

In January of each year, the CEO and the board agree on non-financial goals for the year. In 2007, the CEO’s goals are summarized as follows: achieve certain enumerated succession planning milestones, identify gaps in certain identified executive areas which need to be filled; develop and implement acquisition strategies; and better define prior shortcomings in the integration of acquisitions and implement solutions to those shortcomings.

At the end of each year, the board determines to what degree (from 0 to 100%) the CEO achieved his annual goals and so earned his annual equity incentive for such fiscal year and to what extent he achieved his long term goals and so earned his annual long-term equity award. To the extent earned, the restricted stock is then issued at a random date chosen by the Board following the board’s determination (this is to prevent possible manipulation of share prices in the period between determination and issuance). Any shares of restricted stock earned by the CEO have a further one year vesting period from the date of grant.

In December 2007, the board reviewed each of our CEO’s annual goals for 2007 and determined that each goal was achieved. The board determined our CEO earned 100% of his 2007 annual equity incentive and accordingly awarded him 15,000 shares of restricted stock in accordance with our RSP II. Such shares were issued on January 10, 2008 and will vest on January 10, 2009.

In December 2007, in assessing whether our CEO earned his long term incentive award for 2007, the board reviewed the company’s earnings per share for 2005, 2006 and the estimated earnings per share for 2007, the total shareholder return for the three years ended September 30, 2007 and a schedule of returns for acquisitions for the last three years. The board also reviewed the total shareholder return and share price set forth in the electronic and electrical peer indices as used in the company’s 10-K reports for the same three year period. The board determined that the company’s total shareholder return for the three year period ended September 30, 2007 and results for acquisitions from the last three years equaled or exceeded those of the indices mentioned. It also determined that the company’s overall acquisition performance met or exceeded the goals established in the acquisition models developed at the time the various acquisitions were made. The board determined that these two criteria were the most relevant criteria from among the criteria set forth in the company’s Restricted Stock Plan II for the three year period ended September 30, 2007 and concluded that the CEO would be awarded 10,000 shares of restricted stock pursuant to the Restricted Stock Plan II out of a possible 12,000 shares for his performance during the three year period ending 2007. Such shares will vest on January 10, 2009.

Vesting of shares of restricted stock held by our CEO is accelerated in certain events of termination and in the event of a change in control. See “Executive Employment Arrangements”.

Severance and Termination Benefits

Other than for our CEO whose severance benefits are described below under “Executive Employment Arrangements”, we do not have a formal written severance plan for, or severance agreement with, any of our NEOs. However, we have in the past and may in the future provide severance benefits to our executives on a case by case basis, after taking into consideration the reason for termination and other facts present at the time of separation. Severance benefits provided to executives may include a lump sum payment, continuation of salary, health insurance and other benefits for a specified period of time, as well as accelerated vesting of restricted stock.

Our Restricted Stock Plan II (RSP II) provides for accelerated vesting of restricted stock awarded to employees, including the NEOs (other than the CEO whose arrangements are discussed below under “Executive Employment Arrangements”), upon certain events of termination of employment as follows. If an employee dies or becomes totally disabled (as determined by the company’s long-term disability insurance carrier at the time of the event) or retires on or after his normal retirement date (as defined in the company’s Retirement Plan) prior to the expiration of the three year vesting requirement, then the three year vesting requirement ends upon the date that death occurs or complete disability is deemed to have occurred, or the date that normal retirement is effective. In addition, in such circumstances, the company will pay the individual the cash award to cover the Federal income tax liability with respect to such shares as set forth in the RSP II. If an employee elects to retire before his normal retirement date but after his early retirement date (as defined in the company’s Retirement Plan) or has employment terminated by the company other than for cause (as defined in the RSP II) prior to the expiration of the three year vesting requirement, then the employee shall be entitled to pro-rata vesting, as to both the award of shares and the cash award to cover the Federal income tax liability with respect to such shares. If the employee resigns or is terminated for cause prior to the vesting date, any unvested shares revert back to the company and the employee has no further rights or interest in such shares. In the case of terminations of employment other than for cause or an employee’s resignation, the Committee has the right with respect to the termination of the restriction period to adjust the effective award upward (but not in excess of the original award of the shares) or downward in its sole discretion, taking into account such factors as it determines to be relevant. See “Potential Payments Upon Termination or Change in Control — Definitions of Change in Control and Other Terms” for a definition of “cause” and other terms under the RSP II.

Under the company’s Supplemental Savings Plan which is described below, distributions from a participant’s account begin in the month following termination of employment or death of the participant; however, if the participant is terminated for cause (as defined under the Supplemental Savings Plan), the participant forfeits the company’s matching and other contributions. Distributions, at the election of the participant, can be made as a lump sum or under a systematic withdrawal (installment) plan not to exceed ten years.

Retirement Plans

Qualified Retirement Plan

We maintain a qualified defined benefit pension plan, the Technitrol, Inc. Retirement Plan (which we refer to as the Retirement Plan), for employees who are not covered by a subsidiary’s defined contribution plan. All of our NEOs, except John Kowalski, currently participate in the Retirement Plan. Mr. Kowalski participated in the Retirement Plan from 1990 until September 1996, at which time he ceased being an employee of Technitrol and became an employee of a subsidiary of Technitrol. We make contributions to the plan based upon actuarial calculations and the salary of each participant. Pension benefits depend on the employee’s final average salary and years of credited service. The final average salary is the highest average base salary over three consecutive years during the ten-year period prior to termination of employment or the date of retirement.

Upon attainment of a participant’s normal retirement date, such participant is entitled to receive annually upon retirement a single life annuity (payable in equal monthly installments) as follows:

(a) For a participant with thirty (30) or more years of credited service —

(i) 27.5% of the participant’s final average compensation plus 18.75% of the participant’s final average compensation in excess of “covered compensation”; or if greater

(ii) $2,400.

(b) For a participant with less than thirty (30) years of credited service, the annual amount of retirement benefit determined in (a) above is multiplied by a fraction, the numerator of which is equal to his years of credited service and the denominator of which is thirty (30).

As an alternative to receiving benefits in the form of a single life annuity, the participant may elect in writing to receive benefits in one of the following optional forms:

(a) Life annuity in level monthly payments, with either 60, 120 or 180 months certain. Such payments shall be made to the participant for life and shall continue to a beneficiary of the participant for any period after the participant’s death or before expiration of the months certain.

(b) Joint and survivor annuity continuing for life in level monthly payments to the participant and thereafter for life in level monthly payments to a designated beneficiary, if surviving, at either 50%, 75% or 100% (as stated in the election) of the payments to the participant.

(c) If the present value of a participant’s benefits, determined as a lump sum, does not exceed $7,000, he may elect to receive his benefits in a lump sum payment.

After attainment of his “early retirement date”, a participant may elect early retirement in which event he shall be entitled to either of the following:

(a) Commencing at his normal retirement date, a single life annuity determined in accordance with the above formula for normal retirement, based on years of credited service, or

(b) Commencing at any time between the participant’s early retirement date and his normal retirement date, a single life annuity determined in accordance with section (a) reduced by 1/15 for each of the first five years and 1/30 for each of the next five years by which the payments commence prior to normal retirement date.

“Early retirement date” of a participant means the first day of the calendar month coincident with or next following the date such participant (i) attains age fifty-five (55) and (ii) completes five (5) years of vesting service; however, vesting service is not determined until the last day of the plan year in which such participant completes five (5) years of vesting service.

“Normal retirement date” of a participant means the later of age 65 or the fifth anniversary of the date such participant commenced participation in the Retirement Plan.

Nonqualified Supplemental Retirement Plan

We also maintain the nonqualified Technitrol, Inc. Supplemental Retirement Plan (which we refer to as the Supplemental Retirement Plan) which supplements the benefits of only those employees who participate in both our Retirement Plan and our Short-Term Incentive Plan. Our board of directors may designate other employees as participants but it has never done so. All of the NEOs except John Kowalski currently participate in the Supplemental Retirement Plan. The benefits depend upon the employee’s final average compensation and years of credited service. The final average compensation is the average of the employee’s base salary and cash bonus (not in excess of 75% of base salary in the calendar year in which it is paid) during the highest three consecutive calendar years out of the last ten calendar years prior to termination of employment or retirement.

Under the Supplemental Retirement Plan, a participant who retires on or after the “normal retirement age” with 20 or more years of service is entitled to receive annually a single life annuity (payable in equal monthly installments) equal to the difference between (i) and (ii) below:

(i) 45% of final average compensation

(ii) the amount of the participant’s accrued benefits (in the form of a straight life annuity) under the Technitrol, Inc. Retirement Plan as of the date of retirement.

For a participant with less than 20 years of service, the amount of retirement benefit determined in (i) above shall be multiplied by a fraction, the numerator of which is equal to his years of service and the denominator of which is 20.

Under the Supplemental Retirement Plan, “normal retirement age” means the later of the attainment of age 65 or the fifth anniversary of participation in the Technitrol, Inc. Retirement Plan.

Upon retirement on or after his/her “early retirement date” and prior to normal retirement age, a participant is entitled to receive, commencing as of the first day of the month following the date of retirement, one of the following:

(a) If a participant has 20 or more years of service at termination, a single life annuity determined in accordance with the formula used for normal retirement above, based on years of service at termination. The benefit determined under the formula in subsection (i) is reduced by 5% per year (prorated based on months) by which payments commence prior to the attainment of age 62 and the offset benefit determined under the formula in subsection (ii) is reduced according to the early retirement reduction provisions under the Technitrol, Inc. Retirement Plan. If payments commence on or after the attainment of age 62, the benefit under the formula in subsection (i) is unreduced, but the offset benefit determined under the formula in subsection (ii) shall be reduced according to the early retirement reduction provision under the Technitrol, Inc. Retirement Plan if payments commence prior to age 65.

(b) If a Participant has less than 20 years of service at termination, a single life annuity determined in accordance with the normal retirement benefit above for a participant with less than 20 years of service, based on years of service at termination and reduced by 1/15 for each of the first five (5) years and 1/30 for each of the next five (5) years (prorated based on months) by which payments commence prior to normal retirement age.

(c) A participant may elect in writing to receive benefits in the form of a single life annuity or an annuity in one of the optional forms described above. A participant who terminates prior to his/her early retirement date with five or more years of vesting service shall be entitled to receive, commencing as of the first day of the month following the attainment of early retirement age, a single life annuity as determined in accordance with the above formula for normal retirement. Alternatively, such a participant may elect in writing to receive benefits, commencing at any time on or after his early retirement date and before his/her normal retirement age, in the form of a single life annuity or an annuity in one of the optional forms described above. Any such election must comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (which we refer to as the Code).

Under the Supplemental Retirement Plan, “early retirement date” of a participant means the first day of the calendar month coincident with or the next month following the date such a participant attains age 55 and completes five (5) years of vesting service.

As an alternative to receiving benefits in the form of a single life annuity, the participant may elect in writing to receive benefits in one of the following optional forms:

(a) a life annuity in level monthly payments, with either 60, 120 or 180 months certain. Such payments shall be made to the participant for life and shall continue to be paid to the designated beneficiary of the participant for the period after the participant’s death and before expiration of the months certain.

(b) a joint and survivor annuity continuing for life, in level monthly payments to the participant and thereafter for life in level monthly payments to his designated beneficiary, at either 50% or 100% (as stated in the election) of the payments to the participant.

In the event of a change in control, the Supplemental Retirement Plan provides for accelerated vesting of benefits and a lump sum payment, as further discussed below under “Change in Control”. For a definition of change in control under the Supplemental Retirement Plan, see “Potential Payments Upon Termination or Change in Control — Definition of Change in Control and Other Terms” below.

In July 2006, the Committee approved and the company entered into the Technitrol, Inc. Grantor Trust Agreement with Wachovia Bank, National Association, pursuant to which an irrevocable trust was established, subject to the claims of the company’s creditors in the event of the company’s insolvency, to fund the company’s obligations under its Supplemental Retirement Plan.

401(K) Plans

The company provides a 401(k) plan which the employees of the company, including the NEOs (other than Mr. Kowalski who, until his retirement in March 2008, participated in the Pulse Engineering, Inc. 401(k) Plan), may participate. The Technitrol, Inc. 401(k) Retirement Savings Plan permits all employees (other than leased employees, employees covered by a collective bargaining agreement unless the agreement provides the bargaining unit members are eligible to participate and temporary employees) to set aside a portion of their income into the 401(k) plan and the company matches 100% of the first 4% of eligible compensation set aside by an employee up to the statutory maximum. Mr. Kowalski and all other employees of Pulse (other than leased employees, union employees who have retirement benefits pursuant to a collective bargaining agreement and temporary employees) participate in the Pulse Engineering, Inc. 401(k) Plan. Such employees are permitted to set aside a portion of their income into the Pulse 401(k) plan and Pulse, a subsidiary of the company, matches 100% of the first 6% of eligible compensation set aside by an employee up to the statutory maximum. The participation of the NEOs is on the same terms as any other participant in the 401(k) plans.

Supplemental Savings Plan

Effective August 1, 2003, the board approved the Technitrol, Inc. Supplemental Savings Plan for all U.S. employees, including the NEOs, earning a base salary in excess of the maximum salary covered by our qualified 401(k) plans. This maximum is set annually by the IRS. Under the Supplemental Savings Plan, Technitrol annually makes matching contributions on behalf of such persons who made the maximum permitted elective deferrals to our tax-qualified 401(k) plans for the year equal to the excess of (a) the matching contributions that they would have received under our tax-qualified 401(k) plans for the year if the Internal Revenue Code limits on compensation and elective deferrals were not applicable and if they had made elective deferrals of 4% of their compensation (or 6% of compensation if they participated in the Pulse Engineering, Inc. 401(k) Plan) over (b) the amount of the matching contributions actually made for them for the year under our tax-qualified 401(k) plans. Participants are 100% vested immediately in the company’s matching and other contributions. In addition, participants in the Supplemental Savings Plan have the right to defer up to 20% of their compensation (as defined under the Plan) per calendar year, however, any deferred contribution in excess of 4% (6% for Pulse) of the participant’s compensation for the applicable period are not considered for company matching contributions. Participants may elect to invest their accounts in a number of third party mutual funds offered by the Plan’s administrator. Participants may not make withdrawals from their account during their employment, except that a participant may apply to the administrator of the Plan to withdraw some or all of his account if such withdrawal is made on account of an unforeseeable emergency in accordance with Section 409A of the Code.

The Supplemental Savings Plan provides that the company may make employer contributions to the accounts of participants in any amount, as determined by the company in its sole discretion from time to time, which amount may be zero. The company is not required to treat all participants in the same manner in determining such contributions.

Change in Control

In the event of a change in control, our Restricted Stock Plan II (RSP II), Supplemental Retirement Plan and Supplemental Savings Plan provide for certain benefits to participants. For the definition of “change in control” under such plans, see “Potential Payments Upon Termination or Change in Control — Definitions of Change in Control and Other Terms” below.

Our RSP II provides that in the event there is a change in control (as defined under the RSP II), the restriction period for any shares granted under the plan terminate on the date of such change in control, all shares granted are vested 100% and the applicable cash awards to cover their Federal income tax liability and also payable by the company on that date.

Our Supplement Retirement Plan provides that in the event of a change in control of the company (as defined under the Supplemental Retirement Plan), participants will be paid benefits under the plan equal to the excess of (i) the benefits that would have accrued under the plan had their years of credited service included an additional five years (in the case of Mr. Papada, an additional 15 years of service, pursuant to an agreement between him and the Company dated April 16, 1999, as amended), as of the date of the change in control over (ii) the vested benefits that have accrued under the plan as of the date of change in control. Each participant shall also be (i) treated as fully vested in such participant’s right to receive benefits under this plan, (ii) entitled to receive a lump sum payment of the present value of the benefits that such participant has accrued under the Plan, and (iii) entitled to receive an additional cash payment of an amount that is sufficient to reimburse the participant for any Federal, state or local taxes as a result of the lump sum payment of his accumulated benefit under the plan (including the gross up payment regardless of whether such payments are considered excess parachute payments under the Internal Revenue Code).

Under the company’s Supplemental Savings Plan, upon a change in control (as defined in the Supplemental Savings Plan), all participants have a nonforfeitable right to receive the entire amount of their account balances under the plan and all such amounts must be paid as soon as administratively practicable.

As discussed above, our CEO’s compensation arrangement also provides for certain payments and benefits upon a change in control. See “Executive Employment Arrangements” below.

Perquisites and Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life insurance and disability insurance, defined benefit pension plan (for employees who are not covered by a subsidiary’s defined contribution plan) and our 401(k) plan, in each case on the same basis as our other employees. In addition, certain executives, including certain of the NEOs receive additional benefits, including additional life insurance, company cars, fitness club memberships (which are also provided to all Technitrol corporate and Pulse corporate employees), and in the case of our CEO and CFO, club membership dues to The Union League of Philadelphia where we hold our annual shareholder’s meeting, provide lodging for our directors for meetings and hold various other corporate functions using that membership. Certain of our executives also are eligible to participate in our Supplemental Retirement Plan and Supplemental Savings Plan as described above. See “Retirement Plans” above.

We do not own a company airplane, employ company drivers, nor do we own or utilize company sponsored apartments or other living accommodations. Our NEOs are required to fly in commercial aircraft and to say in hotels where we have negotiated favorable rates and these are the same accommodations used by any traveling company employee.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of compensation in excess of $1 million paid to certain executive officers, including the NEOs, unless certain specific and detailed criteria are satisfied. We believe that it is often desirable and in our best interests to deduct compensation payable to our executive officers. In this regard we consider the anticipated tax treatment to our company and our executive officers in the review and establishment of compensation programs and payments. While no assurance can be given that compensation will be fully deductible under Section 162(m), we will continue to manage our executive compensation program to preserve the related Federal income tax deductions. Individual exceptions may, however, occur in order to ensure competitive levels of compensation for our executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the company believes it is operating in good faith compliance with the statutory provisions, which were effective January 1, 2005, as they pertain to the company’s Supplemental Retirement Plan, Supplemental Savings Plan for U.S. executives, and other nonqualified deferred compensation arrangements. The company expects to manage its nonqualified deferred compensation arrangements in accordance with these statutory provisions; however, no assurance can be given that the company’s compensation arrangements will remain compliant to the extent these statutory provisions are amended in the future and to the extent individual exceptions may be warranted in order to ensure competitive levels of compensation for our executive officers.

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors of the company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

John E. Burrows, Jr., Chairman
Alan E. Barton
David H. Hofmann

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 28, 2007. We have an employment agreement with Mr. Papada which is discussed in further detail under the heading “Executive Employment Arrangements”. We do not have employment agreements with Messrs. Kowalski, Moyer or Prajzner. The named executive officers (NEOs) participate in the company’s compensation plans which are generally described above under the heading “Compensation Discussion and Analysis”.

								Change in
								Pension
								Value and
								Nonqualified
						Non-Equity		Deferred
			Stock		Options	Incentive Plan		Compensation		All Other
Name and Principal		Salary	Awards		Awards	Compensation		Earnings		Compensation		Total
Position	Year	($)	($)		($)	($)		($)(1)		($)		($)

James M. Papada, III,	2007	662,972	617,000	(2)	—	645,000	(5)	254,926	(6)	441,359	(8)	2,621,257
Chief Executive	2006	626,451	583,200	(12)	—	397,000	(14)	87,562	(15)	400,920	(16)	2,095,133
Officer and President

Drew A. Moyer,	2007	305,770	93,796	(3)	—	230,000	(5)	102,592	(6)	116,081	(9)	848,239
Senior Vice President,	2006	275,866	69,324	(13)	—	215,000	(14)	83,841	(15)	70,643	(17)	714,674
Chief Financial Officer

John L. Kowalski,	2007	395,631	132,461	(3)	—	105,000	(5)	8,263	(7)	106,767	(10)	748,122
Senior Vice President	2006	325,240	130,446	(13)	—	165,000	(14)	3,342	(7)	122,893	(18)	746,921

Edward J. Prajzner,	2007	187,620	39,749	(3)	4,836 (4)	100,000	(5)	74,278	(6)	67,657	(11)	474,140
Vice President, Corporate Controller and Chief Accounting Officer

(1)	The amounts in this column reflect the change in pension value for each individual. No named executive officer received preferential or above-market earnings on deferred compensation.

(2)	The amount in the table reflects the fair market value (closing price of our shares of common stock on the New York Stock Exchange on the date of grant) of the 25,000 shares of common stock the board granted to our CEO on January 10, 2008 for his 2007 annual equity award and long-term equity award for the three year period ending in 2007 under our Restricted Stock Plan II, as described above under the heading “Compensation Discussion and Analysis — Awards of Restricted Stock to the CEO”. The dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 28, 2007, in accordance with FAS 123(R) of awards to our CEO pursuant to our Restricted Stock Plan II was $736,680, which includes amounts from awards granted prior to and with respect to 2007. Assumptions used in such calculation are included in footnote 13 to the company’s audited financial statements for the fiscal year ended December 28, 2007 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008.

(3)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 28, 2007, in accordance with FAS 123(R) of awards pursuant to our Restricted Stock Plan II and thus may include amounts from awards granted prior to and with respect to 2007. Assumptions used in the calculation of these amounts are included in footnote 13 to the company’s audited financial statements for the fiscal year ended December 28, 2007 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008.

(4)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 28, 2007, in accordance with FAS 123(R) of awards pursuant to our Technitrol, Inc. Stock Option Plan and thus may include amounts from awards granted prior to and with respect to 2007. Assumptions used in the calculation of these amounts are included in footnote 13 to the company’s audited financial statements for the fiscal year ended December 28, 2007 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008. These awards were granted to Mr. Prajzner in 2001, 2002 and 2003, prior to his becoming an executive officer. No NEO has received stock options and no employee has received an option grant since 2004.

(5)	These amounts reflect the cash incentive awards to the named individuals under our Short Term Incentive Plan (STIP) for 2007 performance but do not include cash awards under the STIP made in February 2007 for 2006 performance. For additional information about the STIP and cash awards for 2007 performance, see the “Compensation Discussion and Analysis — Semi-Annual Cash Incentives”.

(6)	These amounts reflect the actuarial increase in the present value of the named executive officer’s benefits under our qualified Retirement Plan and our non-qualified Supplemental Retirement Plan which are more fully described in the “Pension Benefits Table” and “Compensation Discussion and Analysis”. The assumptions used to calculate the actuarial present values were the same as those used to measure the liabilities for the financial disclosures for the retirement plans as of each year-end, with the exception of the pre-retirement decrements and assumed retirement age. Pre-retirement decrements were not used for the purpose of these calculations. The discount rate used for the calculations was 5.75% as of 12/31/2006 and 5.80% as of 12/31/2007. The mortality table used was the RP2000 table projected to 2006 as of 12/31/06 and to 2012 as of 12/31/07. Calculations were completed at the participant’s earliest unreduced retirement age based on the participant’s eligibility as of 12/31/2006 and 12/31/2007, respectively, which is age 62 for Mr. Papada’s benefit under our Supplemental Retirement Plan and age 65 for all other calculations.

(7)	Mr. Kowalski participated in our qualified Retirement Plan from 1990 until September 30, 1996 at which time he ceased being an employee of Technitrol and became an employee of Pulse Engineering, Inc., a subsidiary of Technitrol. He did not participate in our non-qualified Supplemental Retirement Plan.

(8)	This amount consists of (i) a matching contribution of $9,000 pursuant to Technitrol, Inc. 401(k) Retirement Savings Plan, (ii) payment of $450 life insurance premium, (iii) a cash award of $405,651 to cover Federal income tax liability with respect to 25,000 shares of restricted stock granted in January 2008 with respect to 2007 performance, (iv) a matching contribution of $16,258 pursuant to the Supplemental Savings Plan and (v) various miscellaneous perquisites of approximately $10,000.

(9)	This amount consists of (i) a matching contribution of $9,000 pursuant to Technitrol, Inc. 401(k) Retirement Savings Plan, (ii) payment of $450 life insurance premium, (iii) a cash award of $87,554 to cover Federal income tax liability with respect to shares of restricted stock awarded in 2007, (iv) a matching contribution of $2,234 pursuant to the Supplemental Savings Plan and (v) various miscellaneous perquisites of $16,843. The perquisites include a health club membership (the same as given to all other Technitrol corporate employees), company-provided automobile and membership dues to The Union League of Philadelphia.

(10)	This amount consists of (i) a matching contribution of $13,500 pursuant to Pulse Engineering, Inc. 401(k) Plan, (ii) a cash award of $87,553 to cover Federal income tax liability with respect to shares of restricted stock awarded in 2007 and (iii) a matching contribution of $5,714 pursuant to the Supplemental Savings Plan.

(11)	This amount consists of (i) a matching contribution of $9,000 pursuant to Technitrol, Inc. 401(k) Retirement Savings Plan, (ii) payment of $450 life insurance premium and (iii) a cash award of $58,207 to cover Federal income tax liability with respect to shares of restricted stock awarded in 2007.

(12)	The amount in the table reflects the fair market value (closing price of our shares of common stock on the New York Stock Exchange on the date of grant) of the 24,000 shares the board granted to our CEO on January 10, 2007 for his 2006 annual equity award and long term equity award for the three year period ended in 2006 under our Restricted Stock Plan II. The dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 29, 2006, in accordance with FAS 123(R) of awards to our CEO pursuant to our Restricted Stock Plan II was $240,091, which includes amounts from awards granted prior to and with respect to 2006. Assumptions used in such calculation are included in footnote 13 to the company’s audited financial statements for the fiscal year ended December 29, 2006 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2007.

(13)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 29, 2006, in accordance with FAS 123(R) of awards pursuant to our Restricted Stock Plan II and thus may include amounts from awards granted prior to and with respect to 2006. Assumptions used in the calculation of these amounts are included in footnote 13 to the company’s audited financial statements for the fiscal year ended December 29, 2006 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2007.

(14)	These amounts reflect the cash incentive awards to the named individuals under our Short Term Incentive Plan (STIP) for 2006 performance but do not include cash awards under the STIP made in February 2006 for 2005 performance. For additional information about the STIP and cash awards, see the “Compensation Discussion and Analysis — Semi-Annual Cash Incentives”.

(15)	These amounts reflect the actuarial increase in the present value of the named executive officer’s benefits under our qualified Retirement Plan and our non-qualified Supplemental Retirement Plan which are more fully described in the “Pension Benefits Table” and “Compensation Discussion and Analysis”. The assumptions used to calculate the actuarial present values were the same as those used to measure the liabilities for the financial disclosures for the retirement plans as of each year-end, with the exception of the pre-retirement decrements and assumed retirement age. Pre-retirement decrements were not used for the purpose of these calculations. The discount rate used for the calculations was 5.50% as of 12/31/2005 and 5.75% as of 12/31/2006. The mortality table used was the RP2000 table projected to 2006. Calculations were completed at the participant’s earliest unreduced retirement age based on the participant’s eligibility as of 12/31/2005 and 12/31/2006, respectively, which is age 62 for Mr. Papada’s benefit under our Supplemental Retirement Plan and age 65 for all other calculations.

(16)	This amount consists of (i) a matching contribution of $8,800 pursuant to Technitrol, Inc. 401(k) Retirement Savings Plan, (ii) payment of $420 life insurance premium, (iii) a cash award of $375,442 to cover Federal income tax liability with respect to 24,000 shares of restricted stock granted in January 2007 with respect to 2006 performance and (iv) a matching and other contribution of an aggregate $16,258 pursuant to the Supplemental Savings Plan. Mr. Papada also received various miscellaneous perquisites which did not exceed $10,000.

(17)	This amount consists of (i) a matching contribution of $8,800 pursuant to Technitrol, Inc. 401(k) Retirement Savings Plan, (ii) payment of $420 life insurance premium, (iii) cash award of $59,971 to cover Federal income tax liability with respect to shares of restricted stock awarded in 2006 and (iv) a matching and other contribution of an aggregate $1,452 pursuant to the Supplemental Savings Plan.

(18)	This amount consists of (i) a matching contribution of $13,200 pursuant to Pulse Engineering, Inc. 401(k) Plan, (ii) a cash award of $92,388 to cover Federal income tax liability with respect to shares of restricted stock awarded in 2006 and (iii) a matching and other contribution of an aggregate $7,305 pursuant to the Supplemental Savings Plan.

GRANTS OF PLAN-BASED AWARDS TABLE

The compensation plans under which grants in the following table were made are generally described above under the heading “Compensation Discussion and Analysis”.

		Estimated Possible Payouts Under				All Other Stock Awards:		Grant Date Fair
		Equity Incentive Plan Awards				Number of Shares		Value of Stock
	Grant	Threshold	Target		Maximum	of Stock or Units		Awards
Name	Date	(#)	(#)		(#)	(#)		($)

James M. Papada, III	1/10/07	—	27,000	(1)	—	24,000	(2)	592,320	(3)
Drew A. Moyer	4/25/07	—	—		—	6,000	(4)	162,600	(3)
John L. Kowalski	4/25/07	—	—		—	6,000	(4)	162,600	(3)
Edward J. Prajzner	4/25/07	—	—		—	1,000	(4)	27,100	(3)
	7/25/07					3,000	(4)	81,000	(3)

(1)	For 2007, pursuant to the CEO Annual and Long-Term Equity Incentive Process, Mr. Papada was eligible to receive (i) an annual equity incentive of up to 15,000 shares to the extent the board determined he achieved the goals as agreed to by our board and Mr. Papada in the beginning of 2007 and (ii) a long-term equity award up to a maximum of 12,000 shares to the extent the board determined that he achieved certain goals and created long-term value for the company for the three year period ending December 28, 2007. On December 10, 2007, the board of directors determined that Mr. Papada earned all of the possible 15,000 shares of restricted stock with respect to his annual equity incentive and 10,000 of the possible 12,000 shares of restricted stock with respect to his long-term equity incentive. Accordingly, 25,000 shares of restricted stock were granted to him on January 10, 2008. Such shares will vest on January 10, 2009. For additional information, see “Compensation Discussion and Analysis — Long Term Equity Incentives”.

(2)	These shares were granted to Mr. Papada on January 10, 2007, with respect to achievement of his 2006 short and long term goals pursuant to the CEO Annual and Long-Term Equity Incentive Process and our Restricted Stock Plan II, which are discussed in further detail under the heading “Compensation Discussion and Analysis”. These shares vested on January 10, 2008.

(3)	These stock values were calculated by multiplying the closing price of our common stock on the New York Stock Exchange on the date of the grant by the number of shares awarded. Dividends are paid on restricted stock to the extent dividends are declared on shares of our common stock.

(4)	These shares were awarded pursuant to our Restricted Stock Plan II which is discussed in further detail under the heading “Compensation Discussion and Analysis”. The shares will vest upon expiration of the third anniversary of the award provided the officer is an employee on such date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards
											Equity
											Incentive
									Equity Incentive		Plan Awards:
									Plan Awards:		Market or
							Market		Number of		Payout Value
	Number of				Number of		Value of		Unearned		of Unearned
	Securities				Shares or		Shares or		Shares, Units		Shares, Units
	Underlying				Units of		Units of		or Other		or Other
	Unexercised		Option		Stock That		Stock That		Rights That		Rights That
	Options		Exercise	Option	Have Not		Have Not		Have Not		Have Not
	(#)		Price	Expiration	Vested		Vested		Vested		Vested
Name	Exercisable		($)	Date	(#)		($)		(#)		($)

James M. Papada, III	—		—	—	24,000	(1)	696,960	(5)	25,000	(6)	617,000	(6)
Drew A. Moyer	—		—	—	14,000	(2)	406,560	(5)	—		—
John L. Kowalski	—		—	—	19,000	(3)	551,760	(5)	—		—
Edward J. Prajzner	1,525	(7)	$19.41	8/17/08	6,650	(4)	193,116	(5)	—		—
	1,550	(7)	$19.25	9/13/09
	1,900	(7)	$21.50	10/10/10

(1)	These shares were awarded to Mr. Papada on January 10, 2007 with respect to achievement of his 2006 short and long term goals pursuant to the CEO Annual and Long-Term Equity Incentive Process and our Restricted Stock Plan II, which are discussed in further detail under the heading “Compensation Discussion and Analysis”. These shares vested on January 10, 2008.

(2)	Of the 14,000 shares that were unvested as of December 28, 2007, 3,500 shares will vest on May 3, 2008, 4,500 shares will vest on July 28, 2009 and 6,000 shares will vest on April 25, 2010.

(3)	Of the 19,000 shares that were unvested as of December 28, 2007, 6,000 shares will vest on May 3, 2008, 7,000 shares will vest on July 28, 2009 and 6,000 shares will vest on April 25, 2010.

(4)	Of the 6,650 shares that were unvested as of December 28, 2007, 900 shares will vest on January 25, 2009, 1,750 shares will vest on July 28, 2009, 1,000 shares will vest on April 25, 2010 and 3,000 shares will vest on July 25, 2010.

(5)	The market value of stock was computed by multiplying the per share closing price of our common stock on the New York Stock Exchange on the last day of our 2007 fiscal year (December 28, 2007) by the number of unvested shares of restricted stock as of the last day of our 2007 fiscal year.

(6)	In December 2007, our board determined that Mr. Papada earned an aggregate of 25,000 shares of restricted stock for his 2007 annual equity incentive and long-term equity incentive award pursuant to the CEO Annual and Long-Term Equity Incentive Process. The grant date for such shares was January 10, 2008. These shares will vest on January 10, 2009. The market value of stock was computed by multiplying the per share closing price of our common stock on the New York Stock Exchange on January 10, 2008, the date of grant, by the 25,000 shares that were granted.

(7)	These options were awarded to Mr. Prajzner in 2001, 2002 and 2003, prior to his becoming an executive officer.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information regarding amounts realized on restricted stock awards that vested during 2007 by our NEOs. None of the executive officers named below has ever received any stock options, other than Edward J. Prajzner, who last received options in 2003 prior to being appointed an executive officer.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares		Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting		on Vesting
Name	(#)	($)	(#)		($)

James M. Papada, III	—	—	12,000	(1)	313,440	(3)
Drew A. Moyer	—	—	3,688	(2)	99,687	(3)
John L. Kowalski	—	—	8,000	(2)	216,240	(3)
Edward J. Prajzner	—	—	700	(2)	18,921	(3)

(1)	These shares vested on January 24, 2007.

(2)	These shares vested on May 4, 2007.

(3)	These aggregate dollar amounts were computed by multiplying the number of vested shares of stock by the per share closing price of our common stock on the New York Stock Exchange on the vesting date.

PENSION BENEFITS TABLE

The following table sets forth the present accumulated value of benefits that NEOs are entitled to receive under the Retirement Plan and Supplemental Retirement Plan and their years of credited service under each plan. The terms of the Retirement Plan and Supplemental Retirement Plan are generally described above under the heading “Compensation Discussion and Analysis”.

				Present Value
		Number of Years		of Accumulated	Payments
		Credited Service		Benefit	During Last
Name	Plan Name	(#)		($)(1)	Fiscal Year

James M. Papada, III(2)	Retirement Plan	9		198,561	—
	Supplemental Retirement Plan	24	(4)	3,817,979	—
Drew A. Moyer	Retirement Plan	18		158,919	—
	Supplemental Retirement Plan	18		358,781	—
John L. Kowalski(3)	Retirement Plan	6		124,048	—
	Supplemental Retirement Plan	—		—	—
Edward J. Prajzner	Retirement Plan	7		45,334	—
	Supplemental Retirement Plan	7		60,365	—

(1)	The assumptions used to calculate these values are discussed in the “Summary Compensation Table”.

(2)	Mr. Papada is eligible for early retirement under the company’s Retirement Plan and the Supplemental Retirement Plan.

(3)	John L. Kowalski, who retired on March 7, 2008, was eligible for early retirement under the company’s Retirement Plan. Mr. Kowalski participated in our Retirement Plan from 1990 until September 30, 1996, at which time he ceased being an employee of Technitrol and became an employee of Pulse Engineering, Inc., a subsidiary of Technitrol. He does not participate in our Supplemental Retirement Plan.

(4)	Pursuant to an agreement made with him in 1999, Mr. Papada is entitled to 15 years of credited service under the Supplemental Retirement Plan in addition to his actual years of service with Technitrol. The present value attributable to this additional 15 years of credited service is $2,659,562. We have no formal policy with regard to granting extra years of credited service.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information regarding the nonqualified deferred compensation of our NEOs in 2007. The terms of the company’s nonqualified deferred compensation plan, the Technitrol, Inc. Supplemental Savings Plan, are generally described above under the heading “Compensation Discussion and Analysis”.

	Executive	Company			Aggregate
	Contributions	Contributions		Aggregate	Balance at
	in Last	in Last	Aggregate Earnings	Withdrawals/	Last Fiscal
	Fiscal Year	Fiscal Year	in Last Fiscal Year	Distributions	Year-End
Name	($)	($)(1)	($)	($)	($)

James M. Papada, III	—	16,258	6,113	—	105,873
Drew A. Moyer	—	2,234	114	—	3,800
John L. Kowalski	—	5,714	942	—	44,941
Edward J. Prajzner	—	—	—	—	—

(1)	The amounts reflect matching and other contributions made by the company. All company contributions have been reported in the “Summary Compensation Table” in either current or prior years as “other compensation”.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below reflect the amount of compensation to each of the NEOs of the company in the event of termination of such executive’s employment and in the event of a change in control of the company. The amounts shown assume that such termination or change in control, as the case may be, was effective on December 28, 2007. The amounts in the tables below are estimates of the amounts which would be paid out to the executives upon the various termination events or change in control, as the case may be. The actual amounts to be paid out can only be determined at the time of such executive’s actual termination from the company or an actual change in control of the company.

The amounts shown in the tables below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, death or disability. These include:

•	Accrued pay and vacation time;

•	Regular pension benefits under the Technitrol, Inc. Retirement Plan. See “Pension Benefits Table”;

•	Distributions of plan balances under the Technitrol, Inc. 401(k) Retirement Savings Plan and Pulse Engineering, Inc. 401(k) Plan;

•	Disability payments pursuant to the company’s long-term disability insurance policy in the event an employee’s employment is terminated on account of complete disability (payments equal sixty percent (60%) of base salary up to a maximum of $8,000 per month, subject to reductions from certain other sources of income, until the disability ends or the executive reaches age 65 (unless the disability occurs after age 61, in which event the maximum period of payment is extended beyond age 65 according to a schedule set forth in the plan); and

•	Life insurance, in the event employment is terminated by death.

James M. Papada, III

The following table shows the potential payments to Mr. Papada, our CEO, upon termination or a change in control of the company. Mr. Papada’s employment arrangements are generally described below under the heading “Executive Employment Agreements”. Any payments to be made to Mr. Papada upon termination pursuant to his employment agreement are conditioned on his execution of a general release, reasonably acceptable to Mr. Papada and the company, pursuant to which Mr. Papada shall release the company from any and all claims relating to his employment or otherwise, except for certain obligations of the company that continue following his termination.

			Termination by
			the Company
			w/o Cause or		Termination by
	Resignation/		by Mr. Papada		the Company		Complete				Change in
Benefit	Retirement(1)		for good reason		for Cause		Disability		Death		Control(14)

RSP II	$638,880	(2)	$2,265,120	(6)	0		$696,960	(11)	$696,960	(11)	$2,265,120	(15)
STIP	0		$1,360,000	(7)	0		0		0		$1,360,000	(7)
Base Salary	0		$1,360,000	(8)	0		0		0		$1,360,000	(8)
Supplemental Savings	$105,873	(3)	$105,873	(3)	0		$105,873	(3)	$105,873	(3)	$105,873	(3)
Retirement Plans		(4)		(4)		(4)		(4)		(12)	$4,067,879	(16)
Insurance Premiums	0		$25,000	(9)	0		0		0		0
Life Insurance	0		0		0		0		$200,000	(13)	0
Tax Gross up	0	(5)	$1,112,455	(10)	0		0	(5)	0	(5)	$6,183,316	(17)

(1)	Mr. Papada was eligible on December 28, 2007 for early retirement, but was not eligible for normal retirement, under our qualified Retirement Plan and our nonqualified Supplemental Retirement Plan.

(2)	Pursuant to the terms of our Restricted Stock Plan II (which we refer to sometimes as RSP II), upon early retirement a participant is entitled to pro rata vesting of any unvested shares of restricted stock. Accordingly, the amount in the table reflects the aggregate value of 22,000 shares (out of 24,000 unvested shares of restricted stock) that would vest if Mr. Papada retired on December 28, 2007.

(3)	This amount reflects Mr. Papada’s aggregate balance in our Supplemental Savings Plan at December 28, 2007. Mr. Papada would be entitled to this amount upon retirement or termination of employment unless he is terminated for cause (as defined in the Supplemental Savings Plan), in which event he forfeits the company’s matching or other contributions pursuant to the plan.

(4)	Mr. Papada is not entitled to receive a lump sum payment under our nonqualified Supplemental Retirement Plan in the event of termination or retirement. If he retired or was terminated on December 28, 2007, he would be entitled to begin receiving a monthly benefit under our Supplemental Retirement Plan of $25,716 per month for his life, assuming he elected a joint and survivor annuity continuing for his life in level monthly payments and thereafter for life in level monthly payments to his designated beneficiary, at 50% of his payments. For information about the benefits Mr. Papada is entitled to received under our qualified Retirement Plan, which are not included in this table, see the “Pension Benefits Table”.

(5)	Mr. Papada would not receive a cash award under our RSP II to cover his tax liability with respect to the vesting of any unvested shares and the tax on the cash award, because the company previously paid Mr. Papada the cash award when he elected, pursuant to Section 83(b) of the Internal Revenue Code, to pay his tax liability with respect to such shares of restricted stock at the time such shares were granted.

(6)	This amount reflects the aggregate value of 54,000 shares of restricted stock Mr. Papada would be entitled to receive as equity incentives under his employment agreement with the company in the event he is terminated by the company without cause or if he terminates his employment for good reason plus the aggregate value of 24,000 unvested shares of restricted stock that become fully vested upon such termination pursuant to his employment agreement with the company.

(7)	Pursuant to his agreement with the company, Mr. Papada is entitled to receive an incentive equal to two times his base salary.

(8)	Pursuant to his agreement with the company, Mr. Papada is entitled to receive two years base salary.

(9)	This amount reflects the estimated cost of two years of future health and life insurance premiums and future dues for a health club membership which the company is required to pay pursuant to Mr. Papada’s employment agreement.

(10)	This amount reflects the amount of the cash award Mr. Papada is entitled to receive under the RSP II to cover his tax liability with respect to the issuance of 54,000 shares of restricted stock in the event his employment is terminated by the company without cause or by Mr. Papada for good reason and the tax on such cash award. No cash award is required on December 28, 2007 with respect to the 24,000 shares of unvested stock that would become fully vested on a termination by the company without cause or by Mr. Papada with good reason because the company previously paid Mr. Papada the cash award when he elected, pursuant to Section 83(b) of the Internal Revenue Code, to pay his tax liability with respect to such shares of restricted stock at the time such shares were granted.

(11)	Pursuant to the terms of our RSP II, a participant is entitled to full vesting of any unvested shares of restricted stock upon a complete disability or death. Accordingly, the amount in the table reflects the aggregate value of 24,000 unvested shares of restricted stock that would become fully vested upon a complete disability or death.

(12)	Had Mr. Papada died on December 28, 2007, his spouse would be entitled to begin receiving a monthly benefit under our Supplemental Retirement Plan of $12,858 per month for her life. Mr. Papada’s spouse would not be entitled to receive a lump sum payment under our nonqualified Supplemental Retirement Plan. Benefits under our qualified Retirement Plan are not included in this table.

(13)	This amount reflects the life insurance proceeds payable to Mr. Papada’s estate upon his death.

(14)	For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definitions of change in control under Mr. Papada’s employment agreement, as well as under our Supplemental Savings Plan, RSP II and Supplemental Retirement Plan. For these definitions, see “Definition of Change in Control and Other Terms” below.

(15)	This amount reflects the aggregate value of 54,000 shares of restricted stock he would be entitled to receive as equity incentives under his employment agreement with the company in the event of a change in control plus the aggregate value of 24,000 unvested shares of restricted stock that become fully vested upon a change in control pursuant to his employment agreement with the company.

(16)	This amount reflects the present value of Mr. Papada’s accumulated benefit under our Supplemental Retirement Plan on December 28, 2007, which amount Mr. Papada is entitled to receive as a lump sum upon a change in control.

(17)	This amount reflects the amount Mr. Papada is entitled to receive pursuant to the terms of our Supplemental Retirement Plan upon a change in control for reimbursement of any Federal, state or local taxes (including exise tax penalties) payable as a result of the lump sum payment of his accumulated benefit under the Supplemental Retirement Plan upon a change in control and as a result of such gross-up payment, assuming such payments would have been considered excess parachute payments under the Internal Revenue Code. Also included in this amount is the amount of the cash award Mr. Papada is entitled to receive under the RSP II to cover his tax liability with respect to the issuance of 54,000 shares of restricted stock he is entitled to receive upon a change in control of the company and the tax on the cash award.

John L. Kowalski

The following table shows the potential payments upon termination or a change in control for John L. Kowalski, our Senior Vice President. We do not have an employment or severance agreement with Mr. Kowalski. Any agreement to provide severance or other benefits or payments (other than those described below) upon a termination or change in control would be at the discretion of our compensation committee.

	Resignation/	Termination w/o	Termination for	Complete		Change in
Benefit	Retirement(1)	Cause	Cause	Disability	Death	Control(5)

RSP II	284,737(2)	$284,737(2)	0	$551,760(4)	$551,760(4)	$551,760(4)
Supplemental Savings	$44,941(3)	$44,941(3)	0	$44,941(3)	$44,941(3)	$44,941(3)

(1)	Mr. Kowalski was eligible on December 28, 2007 for early retirement, but he was not eligible for normal retirement, under our qualified Retirement Plan. Mr. Kowalski does not participate in our nonqualified Supplemental Retirement Plan. For information about the benefits Mr. Kowalski is entitled to receive under our qualified Retirement Plan which are not included in his table, see the “Pension Benefits Table”.

(2)	Pursuant to the terms of our RSP II, upon early retirement or a termination by the company without cause, a participant is entitled to pro rata vesting of any unvested shares of restricted stock. Accordingly, the amount in the table reflects the aggregate value of 9,805 shares (out of 19,000 unvested shares of restricted stock) that would become vested if Mr. Kowalski retired early or was terminated by the company without cause on December 28, 2007. Under our RSP II, on the effective date of his early retirement or termination by the company without cause, Mr. Kowalski would also be entitled to receive a cash award to cover or offset his Federal income tax liability with respect to the pro rata vesting of any unvested shares and the tax on such cash award. However, no cash award is required on December 28, 2007 because the company previously paid Mr. Kowalski the cash award when he elected, pursuant to Section 83(b) of the Internal Revenue Code, to pay his tax liability with respect to such shares of restricted stock at the time such shares were granted.

(3)	This amount reflects Mr. Kowalski’s aggregate balance in our Supplemental Savings Plan at December 28, 2007. Mr. Kowalski would be entitled to this amount upon retirement or termination of employment unless he is terminated for cause (as defined in the Supplemental Savings Plan), in which event he forfeits the company’s matching or other contributions pursuant to the plan.

(4)	Pursuant to the terms of our RSP II, a participant is entitled to full vesting of any unvested shares of restricted stock upon a complete disability, death or a change in control of the company. Accordingly, the amount in the table reflects the aggregate value of 19,000 unvested shares of restricted stock that would become fully vested upon a complete disability, death or change in control.

(5)	For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definition of change in control under our RSP II and Supplemental Savings Plan. For these definitions, see “Definition of Change in Control and Other Terms” below.

Drew A. Moyer

The following table shows the potential payments upon termination or a change in control for Mr. Moyer, our CFO and Senior Vice President. We do not have an employment or severance agreement with Mr. Moyer. Any agreement to provide severance or other benefits or payments (other than those described below) upon a termination or change in control would be at the discretion of our compensation committee.

			Termination w/o		Termination for		Complete				Change in
Benefit	Resignation(1)		Cause		Cause		Disability		Death		Control(8)

RSP II	0		$187,947	(4)	0		$406,560	(5)	$406,560	(5)	$406,560	(5)
Supplemental Savings	$3,800	(2)	$3,800	(2)	0		$3,800	(2)	$3,800	(2)	$3,800	(2)
Retirement Plans		(3)		(3)		(3)		(3)		(6)	$641,006	(9)
Life Insurance	0		0		0		0		$200,000	(7)	0
Tax Gross up	0		0		0		0		0		$439,950	(10)

(1)	Mr. Moyer was not eligible on December 28, 2007 for early or normal retirement under the qualified Retirement Plan or nonqualified Supplemental Retirement Plan.

(2)	This amount reflects Mr. Moyer’s aggregate balance in our Supplemental Savings Plan at December 28, 2007. Mr. Moyer would be entitled to this amount upon retirement or termination of employment unless he is terminated for cause (as defined in the Supplemental Savings Plan), in which event he forfeits the company’s matching or other contributions pursuant to the plan.

(3)	Mr. Moyer is not entitled to receive a lump sum payment under our nonqualified Supplemental Retirement Plan in the event of termination. If his employment were terminated on December 28, 2007, he would be entitled to begin receiving a monthly benefit at age 55 under our Supplemental Retirement Plan of $4,410 per month for his life, assuming he elected a joint and survivor annuity continuing for his life in level monthly payments and thereafter for life in level monthly payments to his designated beneficiary, at 50% of his payments. For information about the benefits Mr. Moyer is entitled to receive under our qualified Retirement Plan, which are not included in this table, see the “Pension Benefits Table”.

(4)	Pursuant to the terms of our RSP II, upon termination without cause, a participant is entitled to pro rata vesting of any unvested shares of restricted stock. Accordingly, the amount in the table reflects the aggregate value of 6,472 shares (out of 14,000 unvested shares of restricted stock) that would become vested if Mr. Moyer were terminated without cause on December 28, 2007. In addition, he would be entitled to receive a cash award to cover or offset his Federal income tax liability with respect to the pro rata vesting of any unvested shares and the tax on such cash award. However, no cash award is required on December 28, 2007 because the company previously paid Mr. Moyer the cash award when he elected, pursuant to Section 83(b) of the Internal Revenue Code, to pay his tax liability with respect to such shares of restricted stock at the time such shares were granted.

(5)	Pursuant to the terms of our RSP II, a participant is entitled to full vesting of any unvested shares of restricted stock upon a complete disability, death or a change in control of the company. Accordingly, the amount in the table reflects the aggregate value of 14,000 unvested shares of restricted stock that would become fully vested upon a complete disability, death or change in control.

(6)	Had Mr. Moyer died on December 28, 2007, his spouse would be entitled to begin receiving a monthly benefit under our Supplemental Retirement Plan of $2,205 per month for her life commencing October 1, 2019 (the date Mr. Moyer would have been eligible for early retirement). Mr. Moyer’s spouse would not be entitled to receive a lump sum payment under our nonqualified Supplemental Retirement Plan. Benefits under our qualified Retirement Plan are not included in this table.

(7)	This amount reflects the life insurance proceeds payable to Mr. Moyer’s estate upon his death.

(8)	For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definitions of change in control under our RSP II, Supplemental Savings Plan and Supplemental Retirement Plan. For these definitions, see “Definition of Change in Control and Other Terms” below.

(9)	This amount reflects the present value of Mr. Moyer’s accumulated benefit under our Supplemental Retirement Plan on December 28, 2007, which amount Mr. Moyer is entitled to receive as a lump sum upon a change in control. This amount includes the additional benefits that would have accrued if his total years of service under the plan included an additional five years of credited service as provided in the Supplemental Retirement Plan.

(10)	This amount reflects the amount Mr. Moyer is entitled to receive pursuant to the terms of our Supplemental Retirement Plan upon a change in control for reimbursement of any Federal, state or local taxes (including but not limited to, exise tax penalties if any) payable as a result of the lump sum payment of his accumulated benefit under the Supplemental Retirement Plan upon a change in control and as a result of such gross-up payment, regardless of whether such payments would have been considered excess parachute payments under the Internal Revenue Code.

Edward J. Prajzner

The following table shows the potential payments upon termination or a change in control for Mr. Prajzner, our Vice President, Corporate Controller and Chief Accounting Officer. We do not have an employment or severance agreement with Mr. Prajzner. Any agreement to provide severance or other benefits or payments (other than those described below) upon a termination or change in control would be at the discretion of our compensation committee.

			Termination w/o		Termination for		Complete				Change in
Benefit	Resignation(1)		Cause		Cause		Disability		Death		Control(7)

RSP II	0		$59,241	(3)	0		$193,116	(4)	$193,116	(4)	$193,116	(4)
Retirement Plans		(2)		(2)		(2)		(2)		(5)	$145,610	(8)
Life Insurance	0		0		0		0		$200,000	(6)	0
Tax Gross up	0		0		0		0		0		$98,028	(9)

(1)	Mr. Prajzner was not eligible on December 28, 2007 for early or normal retirement under the qualified Retirement Plan or nonqualified Supplemental Retirement Plan.

(2)	Mr. Prajzner is not entitled to receive a lump sum payment under our nonqualified Supplemental Retirement Plan in the event of termination. If his employment were terminated on December 28, 2007, he would be entitled to begin receiving a monthly benefit at age 55 under our Supplemental Retirement Plan of $838 per month for his life, assuming he elected a joint and survivor annuity continuing for his life in level monthly payments and thereafter for life in level monthly payments to his designated beneficiary, at 50% of his payments. For information about the benefits Mr. Prajzner is entitled to receive under our qualified Retirement Plan, which is not included in this table, see the “Pension Benefits Table”.

(3)	Pursuant to the terms of our RSP II, upon termination without cause, a participant is entitled to pro rata vesting of any unvested shares of restricted stock. Accordingly, the amount in the table reflects the aggregate value of 2,040 shares (out of 6,650 unvested shares of restricted stock) that would become vested if Mr. Prajzner were terminated without cause on December 28, 2007. In addition, he would be entitled to receive a cash award to cover or offset his Federal income tax liability with respect to the pro rata vesting of any unvested shares and the tax on such cash award. However, no cash award is required on December 28, 2007 because the company previously paid Mr. Prajzner the cash award when he elected, pursuant to Section 83(b) of the Internal Revenue Code, to pay his tax liability with respect to such shares of restricted stock at the time such shares were granted.

(4)	Pursuant to the terms of our RSP II, a participant is entitled to full vesting of any unvested shares of restricted stock upon a complete disability, death or a change in control of the company. Accordingly, the amount in the table reflects the aggregate value of 6,650 unvested shares of restricted stock that would become fully vested upon a complete disability, death or change in control.

(5)	Had Mr. Prajzner died on December 28, 2007, his spouse would be entitled to begin receiving a monthly benefit under our Supplemental Retirement Plan of $419 per month for her life commencing November 2, 2021 (the date Mr. Prajzner would have been eligible for early retirement). Mr. Prajzner’s spouse would not be entitled to receive a lump sum payment under our nonqualified Supplemental Retirement Plan. Benefits under our qualified Retirement Plan are not included in this table.

(6)	This amount reflects the life insurance proceeds payable to Mr. Prajzner’s estate upon his death.

(7)	For purposes of this table, when we use the term “change in control” we assume that the triggering event is sufficient to meet the definitions of change in control under our RSP II, Supplemental Savings Plan and Supplemental Retirement Plan. For these definitions, see “Definition of Change in Control and Other Terms” below.

(8)	This amount reflects the present value of Mr. Prajzner’s accumulated benefit under our Supplemental Retirement Plan on December 28, 2007, which amount Mr. Prajzner is entitled to receive as a lump sum upon a change in control. This amount includes the additional benefits that would have accrued if his total years of service under the plan included an additional five years of credited service as provided in the Supplemental Retirement Plan.

(9)	This amount reflects the amount Mr. Prajzner is entitled to receive pursuant to the terms of our Supplemental Retirement Plan upon a change in control for reimbursement of any Federal, state or local taxes (including but not limited to, exise tax penalties if any) payable as a result of the lump sum payment of his accumulated benefit under the Supplemental Retirement Plan upon a change in control and as a result of such gross-up payment, regardless of whether such payments would have been considered excess parachute payments under the Internal Revenue Code.

Definition of Change in Control and Other Terms

Under our Supplemental Savings Plan, Restricted Stock Plan II and Supplemental Retirement Plan, the term “change in control” means the occurrence of either of the following events:

(a) any “Person” or “Persons” as defined in Sections 13(d) and 14(b) of the Securities Exchange Act of 1934, as amended (the “Act”), is or becomes the “beneficial owner” (as defined in Rule 13(d)-3 of the Act), directly or indirectly, of securities of Technitrol, Inc. representing more than twenty-five percent (25%) of the combined voting power of Technitrol, Inc.’s then outstanding securities, or

(b) more than fifty percent (50%) of the assets of Technitrol, Inc. and its subsidiaries, which are used to generate more than 50% of the earnings of Technitrol, Inc. and its subsidiaries in any one of the last three fiscal years, are disposed of, directly or indirectly, by Technitrol, Inc. (including stock or assets of a subsidiary(ies)) in a sale, exchange, merger, reorganization or similar transaction.

Under our Supplemental Savings Plan, the term “cause” means:

The meaning set forth in any unexpired employment or severance agreement between the participant and Technitrol or a Technitrol subsidiary. In the absence of any such agreement, the term “cause” means (A) the continued and willful failure of the employee to follow the lawful orders of his/her direct superior, (B) violation by the employee of a published rule or regulation of Technitrol or a provision of the Technitrol’s Statement of Principles (in effect from time to time) or (C) conviction of a crime which renders the employee unable to perform his/her duties effectively; provided that in the case of (A) or (B), Technitrol shall give the employee written notice of the action or omission which Technitrol believes to constitute cause and the employee shall have 30 calendar days to cure such action or omission.

Under our Restricted Stock Plan II, the term “cause” means:

(A) the continued and willful failure of the employee to follow the lawful orders of his/her direct superior, (B) violation by the employee of a material published rule or regulation of Technitrol or a provision of Technitrol’s Statement of Principles (in effect from time to time) or (C) conviction of a crime which renders the employee unable to perform his/her duties effectively; provided that in the case of (A) or (B), Technitrol shall give the employee written notice of the action or omission which Technitrol believes to constitute cause and the employee shall have 30 calendar days to cure such action or omission.

Under our Agreement with Mr. Papada (which is described below under the heading “Executive Employment Arrangements”):

the term “change in control” has the same meaning as is contained in Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder; and

the term “cause” means any of the following:

(a) the occurrence of gross negligence or willful misconduct which is materially injurious to Technitrol and which, if susceptible of cure, is not cured within thirty (30) days after notice to Mr. Papada which cites with reasonable particularity the actions or omissions believed to constitute such gross negligence or willful misconduct; (b) conviction of or the entry of a pleading of guilty or nolo contendere to any felony, unless the board of directors of Technitrol concludes in good faith that such event does not render Mr. Papada unable to effectively manage Technitrol or materially and adversely affect Technitrol’s reputation or ongoing business activities; or (c) misappropriation of Technitrol’s funds or other dishonesty which in the good faith opinion of the board of directors of Technitrol, renders Mr. Papada unable to effectively manage Technitrol or materially and adversely affects Technitrol’s reputation or ongoing business activities; or

Mr. Papada’s continued and willful refusal to carry out in all material respects a lawful written directive of the board of directors of Technitrol; provided that prior to termination for cause on this ground the board will give Mr. Papada written notice of the acts or omissions alleged to constitute cause, stating them with reasonable particularity, and will give him twenty (20) days to cure such acts or omissions such that grounds for termination for cause no longer exist at the end of such twenty (20) day period.

and the term “good reason” means:

A material change in Mr. Papada’s authority, duties or responsibilities so as to be inconsistent with the role of the Chief Executive Officer of Technitrol as they exist on April 25, 2007 (unless Mr. Papada otherwise voluntarily agrees to such change); or Technitrol’s continued failure to perform certain material obligations which have not been cured within twenty (20) days after written notice from Mr. Papada setting forth the acts or omissions alleged to constitute such a failure with reasonable particularity.

In February 2008, the company’s compensation committee and Mr. Papada agreed to certain clarifications regarding what would not constitute “good reason”. Such agreement is described below under the heading “Executive Employment Arrangements”.

EXECUTIVE EMPLOYMENT ARRANGEMENTS

Mr. Papada entered into an agreement with Technitrol on April 16, 1999, which was thereafter amended on October 18, 2000, April 23, 2001, April 25, 2007 and February 15, 2008 (which we refer to collectively as the Agreement). The Agreement provides that Mr. Papada’s employment will terminate on December 31, 2010, or upon the earlier occurrence of any of the following events: (a) his death; (b) his complete disability; (c) termination of his employment by Technitrol for cause; (d) termination of employment by Technitrol for any reason other than cause; (e) termination of employment by Mr. Papada for good reason, which includes a material change in his authority, duties or responsibilities; or (f) termination of employment by Mr. Papada for any reason other than good reason, including voluntary retirement.

The Agreement provides that upon death, or voluntary retirement after Mr. Papada turns the age of 62, Mr. Papada or his estate is to be paid in a lump sum (i) the unpaid portion of his base salary through the end of the month in which termination occurs; (ii) any bonus (commensurate with those paid to other executives) for the six month bonus period in which termination occurs pro rated to the date of termination; and (iii) any other benefits to which he was entitled as an employee and/or pursuant to his compensation arrangement as further described below, which were then due but unpaid. In addition, upon Mr. Papada’s death, any restricted stock granted to Mr. Papada but not yet vested will immediately vest and his estate is entitled to receive certain amounts for federal and state taxes due as a result of such vesting.

In the event of termination of Mr. Papada’s employment due to complete disability, Mr. Papada is entitled to the benefits indicated in the preceding paragraph, plus the benefits payable under our long-term disability plan.

In the event Mr. Papada is terminated by Technitrol for cause (as defined above) or Mr. Papada terminates his employment without good reason (as defined in the agreement), Mr. Papada will be paid in a lump sum (i) the unpaid portion of his base salary through the effective date of termination and (ii) any other benefits to which he is entitled as an employee and/or pursuant to his compensation arrangement as further described below, which are then due but unpaid.

In the event Mr. Papada is terminated by Technitrol without cause or Mr. Papada terminates his employment with good reason (as defined above), all shares of restricted stock granted to him, as well as all shares of restricted stock that he could have earned for his annual equity incentive and for his long-term equity award for the relevant three year period, will immediately vest (irrespective of whether any performance criteria has been attained). In addition, Mr. Papada will be paid in a lump sum (i) the unpaid portion of his base salary through the effective date of termination; (ii) any bonus (commensurate with those paid to other executives) for the twelve month bonus period in which termination occurs pro rated to the date of termination (without duplicating the payments made pursuant to (iv) of this paragraph); (iii) any other benefits to which he is entitled as an employee and/or pursuant to his compensation arrangement as further described below, which are then due but unpaid; (iv) an amount equal to two years base salary plus a cash bonus equal to the maximum amount then allowed by the executive incentive plan (200% of one year base salary), except that such amount shall not be payable if termination occurs at any time after a change in control and (v) health and life insurance benefits as he was receiving them on the date of termination, along with his health club membership, for the applicable time period corresponding to his salary severance period provided in (iv) of this paragraph.

The Agreement also contains a non-competition and non-solicitation provision prohibiting Mr. Papada, during the term of his employment and for two years after termination of employment, either directly or indirectly from, among other things, (i) engaging, directly or indirectly, anywhere in the world, in the manufacture of any product substantially similar to or in competition with any product which at any time during Mr. Papada’s employment or the immediately preceding twelve month period was manufactured or developed by Technitrol or any subsidiary of Technitrol; (ii) being or becoming a shareholder, officer, director, employee or consultant to any person or entity engaged in any such activities; (iii) seeking to procure orders from or do business with any of Technitrol’s customers, in competition with Technitrol; (iv) soliciting any person who is an employee of Technitrol; (v) seeking to contract with any person or entity who Technitrol has contracted to manufacture or supply products, materials or services, in such a way as to adversely affect or interfere with Technitrol’s business; or (vi) engaging in any effort to induce any of Technitrol’s customers, consultants, employees or associates or any of its affiliates to take any action which might be disadvantageous to Technitrol or its affiliates; except that Mr. Papada shall not be prohibited from owning, as a passive investor, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation so engaged.

Mr. Papada’s compensation arrangement with us also provides that in the event of a change in control (as defined above):

•	all restricted shares granted to him and not forfeited, as well as all shares of restricted stock that he could have earned for his annual equity incentive and for his long-term equity award for the relevant three year period, will immediately vest (irrespective of whether performance has been attained); and

•	Mr. Papada will be paid two years base salary, a cash bonus equal to the maximum amount then allowed by the executive incentive plan (200% of one year base salary) and certain amounts for federal and state taxes due as a result of such payments and awards of stock.

The Agreement also provides that Technitrol will establish a Supplemental Executive Retirement Plan (SERP) for Mr. Papada and for purposes of his participation in the SERP, he will be deemed to have completed 15 years of service with Technitrol on June 30, 1999. In addition, it provides that the funding for his SERP would be done through a Rabbi Trust. Pursuant to the Agreement, upon a change of control (as defined above), Mr. Papada is entitled to receive no later than ten days following the change of control all of the benefits he has accrued under the SERP and a cash payment sufficient to reimburse him for any Federal, state or local taxes (including, but not limited to, excise tax penalties) that he would be responsible to pay as a result of such SERP payment or as a result of the payment of such additional bonus amount, including but not limited to amounts which would be payable were such payments considered “excess parachute payments” under Section 280G of the Internal Revenue Code.

In addition, the Agreement provides that in the event that any compensation or remuneration paid to Mr. Papada by Technitrol is deemed to be “excess parachute payments” within the meaning of Section 280G of the Internal

Revenue Code of 1986, as amended, and as a result Mr. Papada is subject to excess tax with respect to such payments, Technitrol will pay him, in addition to any other payments or benefits to which he is otherwise entitled, an amount that, taking into account any income or excess taxes payable with respect to such payment, would result in Mr. Papada receiving the amount he would have received initially if excess taxes were not imposed on such payment deemed to be excess parachute payments.

On February 15, 2008, our compensation committee and Mr. Papada agreed to an informal modification of the terms of Mr. Papada’s agreement dated April 25, 2007 for purposes of succession planning. It was agreed that Mr. Papada’s ability to resign for good reason (upon a material change in his duties) and be paid termination benefits will not be triggered if, upon the early arrival of a successor Chief Executive Officer, our board of directors requests that Mr. Papada’s duties should be materially changed in order to accommodate the transitioning in of the new Chief Executive Officer. In such a case, Mr. Papada will continue to be employed by the company, the agreement will remain in place and all terms and conditions contained in it will remain the same except that Mr. Papada’s duties may be materially changed to accommodate the transition to a successor Chief Executive Officer. In exchange for that concession, Mr. Papada will be paid a minimum payment of $200,000 in each of 2008 and 2009 under our Short Term Incentive Plan (STIP) so that Mr. Papada’s STIP payout will be the greater of what is earned or $200,000.

Mr. Papada is also eligible to participate in our Restricted Stock Plan II, Short-Term Incentive Plan and the CEO Annual and Long-Term Equity Process, and to receive benefits under our Retirement Plan, Supplemental Retirement Plan and Supplemental Savings Plan. These plans are discussed in further detail under the heading “Compensation Discussion and Analysis”.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the company as well as the skill-level require of members of the board.

All directors are required to purchase not less than $100,000 of our common stock (based on cost at the time of purchase or award) during his or her initial three year term. Shares received as part of director’s fees count in the calculation of shares “purchased” since they are received in exchange for services and constitute ordinary income to the director on which he/she is responsible for income taxes (we do not reimburse directors for any portion of taxes due on these shares). When a director has purchased shares of common stock with a cost basis of $100,000, there is no further obligation to acquire additional shares and the director is deemed to have made a meaningful investment in our common stock. However, directors are encouraged to continue to purchase common stock to clearly align their interests to those of the shareholders in a material way.

For the fiscal year ended December 28, 2007, we paid our non-employee directors an annual cash retainer of $44,000. Chairmen of the audit, compensation and governance committees were paid an additional $25,000, $10,000 and $9,000, respectively. Members of the audit, compensation and governance committees (other than the Chairman of such committees) also received $14,000, $3,000 and $3,000, respectively. Mr. Papada is our only employee director and he receives no additional compensation as a director.

The following table provides information regarding amounts paid to each of our non-employee directors in 2007, except for Jeffrey A. Graves who resigned as a director effective April 3, 2007. Mr. Graves received cash fees of $15,250 for his services in 2007, but he did not receive an award of shares in 2007.

	Fees Earned or
	Paid in Cash	Stock Awards		Total
Name	($)	($)		($)

Alan E. Barton	56,000	40,000	(1)	96,000
John E. Burrows	54,000	40,000	(1)	94,000
David H. Hofmann	61,000	40,000	(1)	101,000
Edward M. Mazze	61,000	40,000	(1)	101,000
C. Mark Melliar-Smith	69,000	40,000	(1)	109,000

(1)	Pursuant to the Technitrol, Inc. Board of Directors Stock Plan, commencing in May 2007 each non-employee director received such number of shares of common stock which equals $40,000 using the fair market value (closing price of the company’s common stock as reported by the New York Stock Exchange) of the common stock on the business day immediately preceding the date of grant. These shares are not subject to a vesting requirement. Prior to such date, each non-employee director received shares valued at $25,000.

SHAREHOLDER PROPOSALS

Our Secretary must receive shareholder proposals by November 25, 2008 in order to include them in the proxy statement for our annual meeting in 2009. The proxies that we obtain may be voted at our discretion when a shareholder proposal is raised at the annual meeting, unless we receive notice of the shareholder proposal by February 9, 2009. We will communicate any change to these dates to our shareholders.

AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT

We have entered into an engagement letter with KPMG that sets forth the terms by which KPMG performs audit services for us. The engagement letter is subject to alternative dispute resolution procedures and an exclusion of punitive damages. KPMG was our principal accountant for the year 2007. The principal accountant for the year 2008 will be selected and retained by our audit committee following a review of the 2008 audit scope requirements and related issues. The selection of the principal accountant will be made in accordance with the Audit Committee Charter and its planned agenda in 2008. A representative of KPMG will attend the annual meeting to answer your questions. He or she will have the opportunity to make a statement.

Audit Fees

For the fiscal year ended December 28, 2007, the aggregate fees billed by KPMG for professional services rendered for the audit of our annual financial statements and the review of the financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal year ended December 28, 2007 were $2,535,450.(1) The fees for these services for the year ended December 29, 2006 were $3,061,560. These figures include services related to Sarbanes-Oxley compliance.

Audit-Related Fees

For the fiscal year ended December 28, 2007, the aggregate fees billed by KPMG for audits of financial statements of certain employee benefit plans were $105,000.(1) The fees for these services for the fiscal year ended December 29, 2006 were $100,000.

Tax Fees

For the fiscal year ended December 28, 2007, the aggregate fees billed by KPMG for tax consultation and tax compliance services (except services related to audits) were $148,454.(1) The fees for these services for the fiscal year ended December 29, 2006 were $192,344.

 (1) Fees are estimated, pending completion of all work and actual currency exchange rates in effect at time of billing.

All Other Fees

For the fiscal years ended December 28, 2007 and December 29, 2006, there were no fees billed by KPMG for services other than those described above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The audit committee pre-approves all audit and permissible non-audit services provided by KPMG. All services performed for 2007 were pre-approved by the committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who own more than 10 percent of our shares outstanding, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent holders must furnish us with copies of all forms that they file.

Based on a review of the copies of these forms that have been provided to us, or written representation that no forms were required, we believe that there were no late filings in 2007.

Appendix A

AMENDED AND RESTATED

TECHNITROL, INC.

BOARD OF DIRECTORS STOCK PLAN

1.	DEFINITIONS

As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

1.1 “Board” — means the Board of Directors of the Company.

1.2 “Business Day” — means a day on which the New York Stock Exchange is open for the conduct of normal business.

1.3 “Company” — means Technitrol, Inc.

1.4 “Fair Market Value” — means the per share closing price of the Stock as reported by the principal national exchange upon which such Stock is traded (or if not traded on a national exchange then the mean average between the bona fide closing bid and ask prices).

1.5 “Outside Director” — means any person who is a member of the Board and is not employed by the Company or any subsidiary of the Company.

1.6 “Plan” — means the Company’s Board of Directors Stock Plan, the terms of which are set forth herein.

1.7 “Stock” — means the common stock of the Company.

2.	ESTABLISHMENT AND PURPOSE OF PLAN

2.1  Establishment and Purpose of Plan.  The Company hereby establishes the Plan for the purpose of assisting the Company in attracting and retaining highly qualified persons to serve as Directors on the Board and to provide such Directors an incentive to contribute to the growth and development of the Company through equity ownership in the Company.

2.2  Effective Date of Plan.  The Plan will be effective on May 20, 1997, subject to shareholder approval at the 1998 Annual Meeting of Shareholders.

2.3  Expiration of the Plan.  The Plan shall terminate at the close of business on the date of the Company Annual Meeting of the Shareholders in 2018 (the “Expiration Date”), or such earlier date as the Board may determine pursuant to Section 7 of the Plan, and no shares of Stock shall be granted after that date.

3.	STOCK SUBJECT TO PLAN

3.1  Limitations.  Subject to adjustment pursuant to the provisions of Section 3.2 hereof, the number of shares of Stock of the Company which may be granted under the Plan shall not exceed 250,000 shares.

3.2  Adjustments; Anti-Dilution.  If the outstanding shares of Stock of the Company are hereafter changed or converted into or exchanged or exchangeable for a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, combination of shares, stock dividend, stock split or reverse stock split, appropriate adjustment shall be made in the number of shares and kind of stock which may be granted as provided in Section 3.1.

4.	ADMINISTRATION OF THE PLAN

4.1  Administration by the Board.  Subject to the provisions of the Plan, the Plan shall be administered by the Board.

4.2  Powers and Duties.  Except as otherwise provided in the Plan, the Board shall have sole discretion and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

4.3  Liability of the Board.  No member of the Board shall be liable for any action, determination or interpretation under any provision of the Plan or otherwise if such action, determination or interpretation was done or made in good faith by such member of the Board.

5.	SHARES OF STOCK GRANTED UNDER THE PLAN

5.1  Eligibility.  Outside Directors are eligible to participate in the Plan.

5.2  Grants.  At the organizational meeting of the Board immediately following each Annual Meeting of Shareholders, the Board shall grant to each Outside Director at the time of such Board meeting such number of shares of Stock which equals $40,000 using the Fair Market Value of the Stock on the Business Day immediately preceding the date of grant.

5.3  Shares Awarded.  The shares of Stock awarded hereunder shall be issued to the Outside Directors in their own names, with all attendant rights of a shareholder of the Company.

5.4  Right as a Director.  Neither the Plan, nor the granting of any shares of Stock hereunder, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or undertaking, express or implied, that the Company will retain any director for any period of time, or at any particular rate of compensation, or with any other benefits whatsoever.

6.	DELIVERY OF STOCK CERTIFICATES

6.1 The Company shall not be required to issue or deliver any certificate for shares of Stock granted hereunder prior to the fulfillment of any of the following conditions which may, from time to time, be applicable to the issuance of shares of Stock hereunder:

(a)  Listing of Shares.  The admission of such shares of Stock to listing on (i) all stock exchanges on which the Stock of the Company is then listed or (ii) the National Association of Securities Dealers Automated Quotation System.

(b)  Registration and/or Qualification.  (i) Receipt by the Secretary of the Company from the Outside Director or his heirs and assigns of such documents as the Company shall deem necessary to determine whether registration of the shares of Stock is required under the Securities Act of 1933, as amended (the “Act”), or to comply with such Act or any other law and (ii) the completion of any registration or other qualification of such shares of Stock under any federal or state securities laws or under the regulations promulgated by the Securities and Exchange Commission or any other federal or state governmental regulatory body, which the Board shall deem necessary or advisable. The Company shall in no event be obligated to register the shares of Stock granted to any Outside Director pursuant to this Plan under the Act or any state securities laws.

(c)  Approval or Clearance.  The obtaining of any approval or clearance from any federal or state governmental agency which the Board shall determine to be necessary or advisable.

(d)  Reasonable Lapse of Time.  The lapse of such reasonable period of time following the grant of shares of Stock hereunder as the Board may establish from time to time for reasons of administrative convenience.

7.	TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

7.1 The Board has the right to terminate the Plan at any time. The Board also has the right to amend or modify the Plan at any time or from time to time, subject to applicable laws, regulations and exchange requirements; provided, however, the Board may not, without further shareholder approval:

(a) except as contemplated in Section 3.2 of the Plan, increase the total number of shares of Stock subject to the Plan;

(b) make any amendments or modifications unless the Board determines any such amendment or modification would not materially increase the cost of the Plan to the Company; or

(c) continue the Plan in effect beyond the Expiration Date.

8.	MISCELLANEOUS

8.1  Plan Binding on the Successors.  The Plan shall be binding upon the successors and assigns of the Company.

8.2  Withholding Taxes.  Whenever Federal, state and local tax is due on the grant of shares of Stock under this Plan, the Company may require the Outside Director to remit an amount sufficient to satisfy Federal, state and local withholding taxes prior to the delivery of any certificate for such shares.

8.3  Stock Ownership Requirement.  The value of shares of Stock awarded under this Plan shall be counted in determining whether an Outside Director has met his or her Stock ownership requirements as determined by the Board from time to time.

Appendix B

AMENDED AND RESTATED

RESTRICTED STOCK PLAN II
OF
TECHNITROL, INC.

Pursuant to the terms and conditions contained in the Technitrol, Inc. Incentive Compensation Plan, a Restricted Stock Plan II (the “Plan”) was adopted for employees (the “Employees”) of Technitrol, Inc. and its subsidiaries (collectively the “Company”) effective the 26th day of September, 1984, and was subsequently amended and restated, effective as of February 12, 1999. The Plan was amended and restated in its entirety effective as of January 1, 2001 and again as of April 30, 2003. The Plan is hereby amended and restated as of February 15, 2008.

1.	Purpose

(a) This Plan is intended to provide a method whereby the officers of Technitrol, Inc. and key employees of the Company who are largely responsible for the operations of the Company may be offered incentives in addition to those of current compensation and future pensions to continue in the service of the Company and all of its stockholders. Such incentives shall be in the form of shares of the Common Stock of the Company (the “Shares”). The Plan is also intended to enable the Company to obtain and retain the services of qualified executive officers and key employees, and to reward and motivate them, by providing them with the opportunity to become owners of Common Stock of Technitrol, Inc.

(b) Shares of the Company’s common stock awarded under this Plan shall be immediately issued to the participating Employees in their own names, with all attendant rights of a stockholder (including, the right to receive dividends thereon and to vote such Shares, but excluding the right to physically possess such Shares for so long as they are restricted, as set forth in this Plan), subject to the restrictions, limitations, terms and conditions set forth in the Plan.

2.	Eligible Employees; Administration

(a) The Employees of the Company eligible to participate in the Plan shall be the officers of Technitrol, Inc. and the other key employees in the Company’s corporate office and its operating business segments as determined from time to time by a Committee (the “Committee”) appointed by the Company’s Board of Directors (the “Board”). The Committee shall be the body which administers this Plan. The Committee must consist of at least two members, each of whom is a “non-employee director” (as defined in Section 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended).

(b) Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (1) to select Employees and award Shares, (2) to determine the form and content of awards of Shares to be issued under the Plan, (3) to interpret the Plan, (4) to prescribe, amend and rescind rules and regulations relating to the Plan, and (5) to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing or electronically by a majority of the Committee without a meeting, shall be deemed the action of the Committee. If there are only two Committee members, they must act unanimously.

(c) In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any grant under the Plan to the full extent provided for under the Company’s governing instruments with respect to the indemnification of Directors.

3.	Issuance of Shares; Performance Based Grants; Maximum Shares

(a) Subject to the restrictions, terms, limitations and conditions contained in the Plan and imposed by the Committee consistent with the Plan, the Committee shall cause the Company to award and issue such number of Shares to such of the Employees from time to time as it in its sole discretion determines after consultation with the management of the Company. Upon such issuance, such Shares shall be validly issued and fully paid by the Company and shall be nonassessable. Consistent with the provisions of the Plan, the date of award (for purposes of determining the time denominated restriction period in Paragraph 4 hereof) will be the date of the meeting at which the Committee grants the Shares. Beneficial ownership is deemed to accrue to the Employee on the date the Company instructs its transfer agent to issue the Shares. Such Shares shall remain in the physical possession of the Company during any restriction period (as defined in Paragraph 4 (a) below). Each Employee, if requested by the Company, as a condition to transfer to him or her such Shares on the transfer books of the Company (and in order to facilitate return to the Company pursuant to Paragraph 4 hereof), shall, if so requested by the Committee, execute and deliver to the Company a blank stock power relating to such shares issued to him or her.

(b) Such Shares may be issued at the sole discretion of the Committee from time to time on a regular or irregular basis, or as a reward for outstanding achievement or performance, or as an inducement to accept employment with the Company, or on account of such other criteria as may be established by the Committee. Notwithstanding the foregoing, all awards of Shares made to the Chief Executive Officer of Technitrol, Inc. shall, and any awards made to other Employees may, be based on the attainment of certain criteria to be designated by the Committee and specifically identified at the time of grant of the Shares from among the following criteria: cash flow, net operating profit, economic profit, earnings per share, gross or net revenue growth, annual performance compared to approved plans, return on equity, assets, capital investment or sales, net income growth, total shareholder return, expense management, market share, performance compared to market indices chosen by the Committee, acquisitions and/or divestitures, integration of acquisitions, consolidation or integration of product divisions/groups/lines, geographical changes in operations, changes in markets addressed, changes in analysts’ coverage of the Company, new product introduction, succession planning, organizational development and/or talent management/retention. For the Chief Executive Officer, such criteria may also include metrics with respect to the mentoring of senior executives as part of their leadership development, and developing strategic plans/alternatives for the Company or parts of it. The Committee may use some or all of these performance criteria, either singly or together, and may link them to the performance of Technitrol, Inc. or any subsidiary, division or individual. The Committee shall have the sole and absolute authority to determine whether the performance criteria has been satisfied. The Committee may also require that the Chief Executive Officer of Technitrol, Inc. remain in the employ of the Company for some time after the attainment of the performance criteria prior to the removal of the restrictions on ownership as contained in Section 4(a) below.

(c) Notwithstanding the foregoing, no Employee may be awarded more than 100,000 Shares in any 12-month period nor more than 300,000 Shares over the Employee’s entire employment with the Company.

4.	Restrictions; Removal

(a) Except as otherwise set forth in this Plan, all Shares issued pursuant to this Plan shall be subject to the following restrictions. Such Shares may not be sold, transferred, assigned, pledged or otherwise alienated, encumbered or hypothecated until the restriction period as set forth in subparagraphs (b) and (c) below (the “Restriction Period”) has ended.

(b) Except as otherwise set forth in this Section 4, the Restriction Period related to the Shares issued to each Employee from time to time shall end upon the expiration of the third anniversary of the award of such Shares to all Employees other than the Chief Executive Officer of Technitrol, Inc. or such other Employees who have been awarded Shares to which performance criteria set forth in Section 3(b) above apply in which case the Restriction Period shall end upon attainment, if at all, of the performance criteria chosen by the Committee plus the fulfillment of the additional employment obligations, if any, set forth in the last sentence of Section 3(b) above. The Committee may reduce (but not increase) the number of Shares to take into account additional factors that the Committee determines relevant to measure performance. Upon the end of the Restriction Period the Shares theretofore subject to such restrictions shall be delivered to the Employee free from the restrictions provided herein. The stock power, if any, relating to such Shares shall be destroyed.

(c) Notwithstanding subparagraph (b) above, the Committee may with respect to Employees other than the Chief Executive Officer of Technitrol, Inc., specify in an award that the Restriction Period related to the Shares issued to such Employee shall terminate upon the attainment of certain performance goals as specified in such award. The Committee shall have the sole and absolute authority to determine whether the Employee has satisfied such performance goal or other terms and conditions set forth in the award.

(d) If an Employee dies or becomes totally disabled (as determined by the Company’s long-term disability insurance carrier at the time of the event) or retires on or after his or her normal retirement date (as defined in the Technitrol, Inc. Retirement Plan) prior to the expiration of three (3) years from the date Shares were issued to him or her under this Plan, then the Restriction Period shall end upon the date that death occurs or complete disability is deemed to have occurred, or that normal retirement is effective, and the Committee shall cause the Plan to be implemented in accordance with the provisions of Paragraph 4 and 5 of the Plan.

(e) If an Employee elects to retire before his/her normal retirement date but on or after his/her early retirement date (as defined in the Technitrol, Inc. Retirement Plan) or has employment terminated by the Company other than for cause (as defined below) prior to the expiration of the Restriction Period, then subject to the provisions of the following sentence, the Employee shall be entitled to pro-rata vesting, based on the number of whole months elapsed since the award of such Shares divided by thirty-six, as to both the award of Shares provided in this Paragraph 4 and the cash award provided in Paragraph 5. Ownership of Shares not finally vested in the Employee after early retirement or termination other than for cause shall revert to the Company and the Employee shall have no further record, legal, beneficial or equitable interest in such Shares.

(f) If an Employee resigns or has employment terminated by the Company for cause (as defined below) prior to the expiration of the Restriction Period, ownership of all Shares issued to the Employee still subject to the restrictions provided herein shall revert to the Company, and Employee shall have no further record, legal, beneficial or equitable interest in such Shares.

(g) Nothing herein contained shall in any way interfere with the right of the Company to terminate the employment of the Employee for any reason whatsoever or for no reason.

(h) Notwithstanding the foregoing, in the case of subsections (d) and (e) above, the Committee shall have the right with respect to termination of the Restriction Period to adjust the effective award upward (but not in excess of the original award of Shares) or downward in its sole discretion, taking into account such factors as it determines to be relevant.

(i) For purposes of the Plan, “cause” shall mean (A) the continued and willful failure of the Employee to follow the lawful orders of his/her direct superior, (B) violation by the Employee of a material published rule or regulation of the Company or a provision of the Company’s Statement of Principles (in effect from time to time) or (C) conviction of a crime which renders the Employee unable to perform his/her duties effectively; provided that in the case of (A) or (B), the Company shall give the Employee written notice of the action or omission which the Company believes to constitute cause and the Employee shall have 30 calendar days to cure such action or omission. Determination of “cause” by the Committee shall be final and binding on all parties.

5.	Additional Cash Award

(a) If the Employee continues in the employ of the Company through the end of the Restricted Period or otherwise becomes entitled to be treated as vested under either Paragraph 4(d) or 4(e) hereof, then subject to the limitations and conditions contained in Paragraph 4 (e), and the provisions of the remainder of this paragraph, the Employee shall also receive a cash award (the “Cash Award”) equal to the quotient of (i) the product of (A) the market value of the Company’s Common Stock the subject of such award (as indicated by the closing price on the stock exchange on which the Company’s shares are listed in the Wall Street Journal as of the date the Restricted Period ends or the date of the modified award under Paragraph 4 (e), if earlier), multiplied by (B) the highest individual Federal income tax rate (including any surcharge) then in effect, divided by (ii) 1 minus the highest individual Federal income tax rate (including any surcharge) then in effect. In the event that the Employee is a taxpayer of the United States, and the opportunity to make an election under Section 83(b) of the U.S. Internal Revenue Code of 1986 as amended (an “83(b) Election”) is available to the Employee, (irrespective of whether the law of his state of domicile recognizes such election) then, whether or not the employee makes the 83(b) Election (see Paragraph 9 below for how the 83(b) Election is properly made) the amount of the Cash Award shall not exceed 65% of the market value of the Company’s Common Stock (determined as above) subject to the award as of the date beneficial ownership accrued to the Employee. An 83(b) Election has the effect of including the value of the Common Stock Award as of the date beneficial ownership accrued to the Employee and the Cash Award in the Employee’s compensation for income tax purposes in the year of the award, instead of the year during which the Restriction Period ends. (See also Paragraph 9.) If an 83(b) Election is not available to the Employee, the amount of the Cash Award shall not exceed 165% of the market value of the Company’s Common Stock subject to the award as of the date beneficial ownership accrued to the Employee.

For purposes of this paragraph, the Committee shall have the sole discretion of determining whether an Employee is a taxpayer of the United States, and whether an 83(b) election is available to the Employee, based on the facts and circumstances and the Committee’s interpretation of the Internal Revenue Code and regulations thereunder.

(b) Notwithstanding the foregoing, with respect to the Chief Executive Officer of Technitrol, Inc., the Cash Award shall be the full amount of the tax on the award (so that the limitation in Section 5(a) shall not apply) plus the tax on the Cash Award, all of which shall be calculated at the rate of 41.5%.

(c) The Cash Award less applicable withholding taxes shall be paid to the Employee recipient not later than (A) in cases where no 83(b) Election is made, seventy-five (75) days after (i) the last day of the calendar year in which the date the Restriction Period ends or (ii) the date on which the modified award under Paragraph 4 is approved by the Committee (in the case of Paragraph 4(e)) or (B) in the case where an 83(b) Election is made within the time period required by Section 83(b) and the rules and regulations hereunder.

6.	Other Restrictions

Consistent with the purposes of the Plan, the Committee may impose other restrictions on Shares issued hereunder, including, without limitation, restrictions under the Securities Act of 1933, under the requirements of any stock exchange upon which such Shares are then listed, and under any blue sky or securities laws applicable to such Shares.

7.	Change of Control

(a) Notwithstanding anything to the contrary in the Plan, in the event there is a “change of control” of Technitrol, Inc., then, in that event, notwithstanding the provisions of Paragraph 4 hereof, the Restriction Period for any Shares granted under the Plan shall terminate on the date of such change of control and all Shares shall be vested 100% in all Employees and distributed to them immediately, free of any and all restrictions, accompanied by the Cash Awards in the maximum amounts provided in Paragraph 5 hereof.

(b) For purposes of the Plan, “change of control” means the occurrence of either of the following events: (1) any “Person” or “Persons” as defined in Sections 13(b) and 14(b) of Securities Exchange Act of 1934, as amended (the “Act”), is or becomes the “Beneficial Owner” (as defined in Rule 13(d)-3 of the Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities or (2) more than fifty percent (50%) of the assets of the Company, which are used to generate more than fifty percent of the earnings of the Company in any one of the last three fiscal years, are disposed of, directly or indirectly, by the Company (including stock or assets of a subsidiary(ies)) in a sale, exchange, merger, reorganization or similar transaction.

8.	Assignment

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

9.	83 (b) Election

If an employee who is a taxpayer of the United States makes an 83(b) Election in the year of the award of Shares, the Company, then, agrees to pay the Cash Award (as described in Paragraph 5 hereof) for all grants in the year of the award pursuant to the provision of Paragraph 5 above. This election must be made within the time and manner prescribed by the Internal Revenue Code as then in effect. The Employee must sign and date an 83(b) Election Notification Form, and provide a copy to the Corporate Secretary of Technitrol, Inc. The Committee may, in its discretion, preclude any employee from making such 83(b) Election. In this case, the limitation on the cash award shall be calculated as if an 83(b) Election is not available to the employee, as stated in 5(a) above.

10.	Effect of Changes in Common Stock

(a)  Recapitalizations; Stock Splits, Etc.  The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding awards shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

(b)  Conditions and Restrictions on New, Additional, or Different Shares or Securities.  If, by reason of any adjustment made pursuant to this Section, an Employee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the award before the adjustment was made.

(c)  Other Issuances.  Except as expressly provided in this Section, the issuance by the Company or an affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number or class of Shares then subject to awards or reserved for issuance under the Plan.

11.	Amendment; Termination

The Board of Directors of Technitrol, Inc. may from time to time amend the terms of the Plan and, with respect to any Shares at the time not issued pursuant to the Plan, suspend or terminate the Plan; provided, however, the Committee may seek shareholder approval of an amendment if it is determined to be required by or advisable under regulations of the Securities and Exchange Commission, the rules of any stock exchange on which the Company’s stock is listed or other applicable law or regulation.

No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of Shares issued pursuant to the Plan, alter or impair any rights or obligations under any Shares theretofore granted under the Plan.

12.	Governing Law

This Plan shall be governed by the law of the Commonwealth of Pennsylvania, except to the extent that federal law is deemed to apply.

☒	Please mark votes	Revocable Proxy
	as in this example	Technitrol, Inc.				With-
					For	hold
	2008 Annual Meeting Proxy	DIRECTORS	1.	Election of Director	☐	☐
		RECOMMEND		C. Mark Melliar-Smith
	This Proxy is Solicited by the Board of Directors	“FOR”

    The person signing below appoints Drew A. Moyer and James M. Papada, III as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Technitrol held on the record date of March 3, 2008 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 15, 2008, or any adjournment thereof.

					For	Against	Abstain
			2.	Approval of the Amended and Restated Technitrol, Inc. Board of Directors Stock Plan.	☐	☐	☐

COMMON			3.	Approval of the Amended and Restated Restricted Stock Plan II of Technitrol, Inc.	☐	☐	☐

			4.	The Proxies are authorized to vote in their discretion on other business that comes before the meeting.

     When properly executed this Proxy will be voted as directed and in accordance with the Proxy Statement. If no direction is made, it will be voted “FOR” the election of the nominee listed in Item 1 and “FOR” the proposals listed in Item 2 and Item 3.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

+	+

Detach above card, sign, date and mail in postage paid envelope provided.
Technitrol, Inc.
     Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

Please Act Promptly. Sign, Date & Mail Your Proxy Card Today.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒ Please mark votes	Revocable Proxy
as in this example	Technitrol, Inc.				With-
				For	hold
2008 Annual Meeting Proxy	DIRECTORS	1.	Election of Director	☐	☐
	RECOMMEND		C. Mark Melliar-Smith
This Proxy is Solicited by the Board of Directors	“FOR”

The person signing below appoints Drew A. Moyer and James M. Papada, III as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Technitrol held on the record date of March 3, 2008 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 15, 2008, or any adjournment thereof.

				For	Against	Abstain
		2.	Approval of the Amended and Restated Technitrol, Inc. Board of Directors Stock Plan.	☐	☐	☐

PULSE 401K		3.	Approval of the Amended and Restated Restricted Stock Plan II of Technitrol, Inc.	☐	☐	☐

		4.	The Proxies are authorized to vote in their discretion on other business that comes before the meeting.

     When properly executed this Proxy will be voted as directed and in accordance with the Proxy Statement. If no direction is made, it will be voted “FOR” the election of the nominee listed in Item 1 and “FOR” the proposals listed in Item 2 and Item 3.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

+	+

Detach above card, sign, date and mail in postage paid envelope provided.
Technitrol, Inc.
     Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

Please Act Promptly. Sign, Date & Mail Your Proxy Card Today.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒ Please mark votes	Revocable Proxy
as in this example	Technitrol, Inc.				With-
				For	hold
2008 Annual Meeting Proxy	DIRECTORS	1.	Election of Director	☐	☐
	RECOMMEND		C. Mark Melliar-Smith
This Proxy is Solicited by the Board of Directors	“FOR”

The person signing below appoints Drew A. Moyer and James M. Papada, III as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Technitrol held on the record date of March 3, 2008 by the person signing below. They shall cast the votes as designated below at the annual shareholders meeting to be held on May 15, 2008, or any adjournment thereof.

				For	Against	Abstain
		2.	Approval of the Amended and Restated Technitrol, Inc. Board of Directors Stock Plan.	☐	☐	☐

TECHNITROL 401K		3.	Approval of the Amended and Restated Restricted Stock Plan II of Technitrol, Inc.	☐	☐	☐

		4.	The Proxies are authorized to vote in their discretion on other business that comes before the meeting.

     When properly executed this Proxy will be voted as directed and in accordance with the Proxy Statement. If no direction is made, it will be voted “FOR” the election of the nominee listed in Item 1 and “FOR” the proposals listed in Item 2 and Item 3.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

+	+

Detach above card, sign, date and mail in postage paid envelope provided.
Technitrol, Inc.
     Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person.

Please Act Promptly. Sign, Date & Mail Your Proxy Card Today.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.